Exhibit 4.16

CONFORMED COPY

Dated 22 July 2005

CONCORDIA BUS AB

CONCORDIA BUS NORDIC AB

CONCORDIA BUS BV

CONCORDIA BUS HOLDING AB

GS CAPITAL PARTNERS III, L.P.

GS CAPITAL PARTNERS III OFFSHORE, L.P.

GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

SCHØYEN GRUPPEN AS

CENTAURUS CAPITAL LIMITED

CITIGROUP GLOBAL MARKETS LIMITED

JP MORGAN CHASE BANK, N.A. AS AGENT

and

THE CONSENTING NOTEHOLDERS SIGNATORIES HERETO

RESTRUCTURING AGREEMENT

Cadwalader, Wickersham & Taft LLP

265 Strand, London, WC2R 1BH

Tel: +44 (0) 20 7170 8700

TABLE OF CONTENTS

1	DEFINITIONS

2	CONSENTING NOTEHOLDERS’ AND OFFERORS’ OBLIGATIONS

3	SENIOR GROUP MEMBERS’ OBLIGATIONS

4	BUS’ OBLIGATIONS

5	NORDIC’ S OBLIGATIONS

6	CONTROLLING SHAREHOLDERS’ OBLIGATIONS

7	REPRESENTATIONS AND WARRANTIES OF THE CONSENTING NOTEHOLDERS

8	REPRESENTATIONS AND WARRANTIES OF THE SENIOR GROUP MEMBERS

9	REPRESENTATIONS AND WARRANTIES OF BUS

10	REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS

11	COVENANTS

12	TERMINATION

13	RELEASES BY THE CONTROLLING SHAREHOLDERS

14	RELEASES BY CONSENTING NOTEHOLDERS

15	RELEASES BY SENIOR GROUP MEMBERS

16	RELEASES BY BUS

17	RELEASES BY NORDIC

18	SHAREHOLDERS’ AGREEMENT

19	IMPLEMENTATION OF THE RESTRUCTURING

20	BOARD ISSUES

21	MANAGEMENT INCENTIVE PLAN

22	CLOSING ARRANGEMENTS

23	ADDITIONAL MATTERS

SCHEDULE A

SCHEDULE B

SCHEDULE C

SCHEDULE D

SCHEDULE E

SCHEDULE F

THIS RESTRUCTURING AGREEMENT is made on 22 July 2005

BETWEEN

(1)                                  CONCORDIA BUS AB, a public limited company registered in Sweden (“Bus”);

(2)                                  CONCORDIA BUS NORDIC AB, a public limited company registered in Sweden (“Nordic”);

(3)                                  CONCORDIA BUS BV, a private company registered in The Netherlands (“BV”);

(4)                                  CONCORDIA BUS HOLDING AB, a public limited company registered in Sweden (“Holding AB”);

(5)                                  GS CAPITAL PARTNERS III, L.P., a limited partnership;

(6)                                  GS CAPITAL PARTNERS III OFFSHORE, L.P., a limited partnership;

(7)                                  GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, a private company whose registered address is c/o Goldman, Sachs & Co. oHG, Messe Turm, Friedrich-Ebert-Anglage 49, 60308 Frankfurt am Main, Germany (each of GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., and Goldman, Sachs & Co. Venvaltungs GmbH being the “Goldman Sachs Parties”);

(8)                                  SCHØYEN GRUPPEN AS, a private company registered in Norway (“Sch&qout;yen”) and, together with Goldman Sachs, the “Controlling Shareholders”);

(9)                                  CENTAURUS CAPITAL LIMITED, a limited liability company;

(10)                            CITIGROUP GLOBAL MARKETS LIMITED, a limited liability company;

(11)                            JP MORGAN CHASE BANK, N.A. AS AGENT, a United States registered corporation,

each of Centaurus Capital Limited, Citigroup Global Markets Limited and JP Morgan Chase Bank, N.A. as Agent individually being a “Senior Group Member”;

(12)                            EACH OF THE OTHER PARTIES listed on the signature pages of this Restructuring Agreement who own or control or advise accounts which hold or beneficially own one or more of the EUR 160,000,000 11% Senior Subordinated Notes due 2010 (the “Subordinated Notes”), issued pursuant to an indenture dated as of 7 February 2000 (the “Subordinated Indenture”) (the “Consenting Subordinated Noteholders”) and/or who own or control or advise accounts which hold or beneficially own one or more of the EUR 130,000,000 9.125% Senior Secured Notes due 2009 (the “Senior Notes”), issued pursuant to an indenture dated as of 22 January 2004 (the “Senior Indenture”) (the “Consenting Senior Noteholders” and being together with the Consenting Subordinated Noteholders, the “Consenting Noteholders”).

RECITALS:

(A)                              Bus has issued the Subordinated Notes and as is evidenced by its signature to this Restructuring Agreement, Bus has agreed to a Restructuring (as defined below) of the Subordinated Notes.

(B)                                Nordic has issued the Senior Notes. Following discussions among Bus, Nordic, the Controlling Shareholders, the Ad Hoc Committee (as defined below), and the Senior Group Members (as defined below) it has been agreed that (i) there will be a Third Party Tender Offer (as defined below) and (ii) a Revised Consent Solicitation (as defined below), in respect of the outstanding Senior Notes.

(C)                                As of the date hereof, Bus, Concordia Bus Nordic Holding AB (“Nordic Holding”), the Lenders (as defined in the Financing Term Sheet attached hereto as Schedule A) and other parties have entered into the Mezzanine Facility (as defined below). Tranche A (as defined below) of the Mezzanine Facility provides that, upon the conclusion of the Restructuring, Bus will borrow EUR 45,000,000 from the Lenders. Of that EUR 45,000,000 sum, an amount equal to the amount borrowed under the Bridge Facility (as defined below) will be used to refinance and pay the costs of the Bridge Facility, approximately EUR 5,000,000 will be retained to pay Bus’ expenses and the remainder will be indirectly contributed to Nordic as equity. As described in the Mezzanine Facility Agreement (as defined below), Bus will then make a share contribution to Nordic Holding in return for Nordic Holding’s issue of preference shares to Bus. Nordic Holding will in turn pay in cash certain sums from Tranche A to Nordic as an equity contribution to fund the Group’s working capital requirements and as more fully described in Schedule 6 of the Mezzanine Facility Agreement.

(D)                               Tranche C (as defined below) of the Mezzanine Facility will allow Nordic Holding, in accordance with the terms of the Mezzanine Facility Agreement, to borrow from the Lenders EUR 25,000,000 which will, through an equity contribution by Nordic Holding in Nordic, (a) provide liquidity to the Group, (b) cover some of the costs of the Restructuring, (c) repay an outstanding loan to Nordic of approximately EUR 4,800,000 and (d) allow Nordic to pay the 1 August 2005 interest payment on the Senior Notes. Tranche C will be available to be drawn by Nordic Holding upon the date hereof but will be re-financed by Tranche A upon the conclusion of the Restructuring in accordance with the Mezzanine Facility Agreement. For the avoidance of doubt, there is no Tranche B to the Mezzanine Facility Agreement. Tranche C shall also be known in this Restructuring Agreement as the “Bridge Facility”.

(E)                                 In this Restructuring Agreement, Tranche A and Tranche C of the Mezzanine Facility Agreement and the Notes Purchase Agreement are referred to as the “Proposed Financing”. The terms of the Mezzanine Facility Agreement are set out in the Financing Term Sheet which is attached hereto as Schedule A.

(F)                                 By signing this Restructuring Agreement, Bus, BV, Holding AB, the Controlling Shareholders, and the Consenting Noteholders have agreed to implement the Restructuring which shall involve, among other things, exchange of the Subordinated Notes (including all principal, all accrued interest and any other amounts due thereon) by the Consenting Subordinated Noteholders in consideration for the issuance of ordinary shares of Bus (“Restructuring Shares”), which will constitute 97.5% of the enlarged issued ordinary share capital of Bus immediately following the Restructuring (subject to the terms of the Management Incentive Plan), in accordance with the terms and subject to the conditions set forth in this Restructuring Agreement.

(G)                                As a result of the Restructuring, the Controlling Shareholders will hold, directly or indirectly through other entities, Restructuring Shares which will constitute 2.5% of the ordinary issued share capital of Bus immediately following the Restructuring (subject to the terms of the Management Incentive Plan) in accordance with the terms and subject to the conditions of this Restructuring Agreement. The Restructuring Shares issued to Consenting Noteholders shall be of the same class as Restructuring Shares issued to the Controlling Shareholders, and all Restructuring Shares shall rank pari passu, one with the other, as with the existing shares in Bus at the date of this Restructuring Agreement.

(H)                               In order to implement the Restructuring, Bus, Nordic, BV, Holding AB, the Controlling Shareholders, the Senior Group Members and each of the Consenting Noteholders have agreed, on the terms and subject to the conditions set forth in this Restructuring Agreement, to perform each of their respective obligations under this Restructuring Agreement on a several basis. The parties (other than Nordic and the Senior Group Members) have also agreed to implement the Restructuring, and to issue the Restructuring Shares, in a tax efficient manner.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1                                         DEFINITIONS

1.1                                 For the purpose of this Restructuring Agreement, the following terms shall have the meanings specified in this Clause 1 (such definitions and the other defined terms used in this Restructuring Agreement to be equally applicable to both the singular and plural forms of the terms herein defined):

“1933 Act” shall mean the U.S. Securities Act of 1933, as amended.

“1934 Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Ad Hoc Committee” shall mean Avenue Europe Management LP, Bear Stearns Bank plc, BlueBay Asset Management Limited, Fidelity Investments International, Fidelity Investment Services Limited, Gruss Asset Management LP, Henderson Global Investors Limited, Hillside Apex Fund Limited and Lone Star Management Europe Limited (and such other successor or replacement institutions as shall be notified in writing to Bus from time to time).

“Ad Hoc Committee’s Advisers” shall mean the Ad Hoc Committee’s Financial Advisers and the Ad Hoc Committee’s Legal Advisers.

“Ad Hoc Committee’s Financial Advisers” shall mean Houlihan Lokey Howard & Zukin (Europe) Limited.

“Ad Hoc Committee’s Legal Advisers” shall mean Cadwalader, Wickersham & Taft LLP.

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

“Articles of Association” shall mean the articles of association of Bus.

“Bridge Facility” shall mean Tranche C.

“Businesses” shall have the meaning set forth in Clause 2.1 (n) herein.

“Business Day” shall mean any day of the year on which national banking institutions in New York, New York, London, England, or Stockholm, Sweden are open to the public for conducting business and are not required or authorised to close.

“Bus” shall mean Concordia Bus AB.

“BV” shall mean Concordia Bus BV, the ultimate parent company in the Group.

“Cadwalader” shall mean Cadwalader, Wickersham & Taft LLP as the Ad Hoc Committee’s Legal Advisers.

“Change of Control Offer” shall mean a Change of Control Offer (as defined in and under the terms of the Senior Indenture) made in connection with the consummation of the Restructuring.

“Claim” means legal or arbitration proceedings or any other enforcement action of any kind.

“C/S Closing” shall have the meaning ascribed to it in Schedule F.

“Consent Fee” shall have the meaning ascribed to it in Schedule F.

“Consenting Noteholder” means a Consenting Senior Noteholder or a Consenting Subordinated Noteholder but does not include any Senior Group Member.

“Consenting Senior Noteholder” shall mean each Senior Noteholder who is either a party to this Restructuring Agreement or agrees to be bound by the terms of this Restructuring Agreement as if it were a party as provided for in Clause 23.2 hereof (and “Consenting Senior Noteholders” means all of them) but excluding the Senior Group Members.

“Consenting Subordinated Noteholder” shall mean each Subordinated Noteholder who is either a party to this Restructuring Agreement or agrees to be bound by the terms of this Restructuring Agreement as if it were a party as provided for in Clause 23.2 hereof and “Consenting Subordinated Noteholders” means all of them.

“Deed of Adherence” shall mean the deed of adherence for Subordinated Noteholders and Senior Noteholders (as the case may be) set out in Schedule D hereto.

“Default” shall mean a default, Default, or Event of Default under the terms of the Subordinated Indenture and/or the Senior Indenture, as the context so requires.

“Effective Date” shall mean the date upon which:

(a)                                  In the Proceedings Steps when:

(i)                                     an office copy of the final and unappealable order from the applicable Swedish court approving Swedish Reorganisation Proceedings and Public Composition Proceedings in respect of Bus has been delivered to Bus and to the Ad Hoc Committee in accordance with this Restructuring Agreement; and

(ii)                                  a Private Subscription has opened and closed as provided in Schedule E by no later than 31 December 2005 (or such later date as may be agreed between Bus, the Controlling Shareholders and the Ad Hoc Committee, each acting reasonably); or

(b)                                 In the Private Subscription Steps when a Private Subscription has opened and closed as provided in Schedule E by no later than 31 December 2005 (or such later date as may be agreed between Bus, the Controlling Shareholders and the Ad Hoc Committee, each acting reasonably).

“Financing Documents” shall mean those legally binding and definitive documents which relate to the Proposed Financing, and which comprise, among other things, the Notes Purchase Agreement, the Mezzanine Facility Agreement, the security documents relating to the same, all agreements to be entered into by Bus, Nordic Holding and/or Nordic in connection with the use of the proceeds of the Mezzanine Facility and any other documents in agreed form.

“Financing Term Sheet” shall have the meaning set forth in the Recitals and more specifically set forth in Schedule A.

“Goldman Sachs” shall mean GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH and their respective Affiliates.

“Goldman Sachs International” means an unlimited company incorporated under English law with number 2263951.

“Governmental Body” shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Group” shall mean the Parent Companies of Bus, Bus and their subsidiaries.

“Holding AB” shall mean Concordia Bus Holding AB, the immediate shareholder of Bus.

“Law” shall mean any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

“Lender” or “Lenders” shall have the meaning ascribed to it in the Mezzanine Facility Agreement.

“Liability” shall mean any liability or obligation of a Person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute in the United States, England or Sweden or in any other jurisdiction or in any other manner whatsoever but such expression does not include any liability which is barred by statute or is otherwise unenforceable and for the avoidance of doubt a Person who does not have a legal liability under a contract because such contract is void or, being voidable, has been duly avoided will not have a liability for the purposes of this Restructuring Agreement.

“Liens” shall mean, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or any nature whatsoever.

“Long Stop Date” shall mean 31 December 2005 (or such later date as may be agreed between Bus, the Controlling Shareholders and the Ad Hoc Committee, each acting reasonably).

“Loss” means any liability, damage, loss, cost, charge or expense.

“Management Incentive Plan” shall have the meaning set forth in Clause 21 below.

“Mezzanine Facility” shall have the meaning set forth in the Recitals and more specifically set out in the Mezzanine Facility Agreement dated as of the date hereto and as described in the Financing Term Sheet attached to this Restructuring Agreement as Schedule A.

“Mezzanine Facility Agreement” shall mean the mezzanine facility agreement executed on the date hereof among the Lenders, the Facility Agent (as defined therein), the Security Agent (as defined therein), Bus and Nordic Holding.

“Nordic” shall mean Concordia Bus Nordic AB.

“Nordic Holding” shall mean Concordia Bus Nordic Holding AB.

“Notes” shall mean Subordinated Notes and/or Senior Notes.

“Notes Purchase Agreement” shall mean the notes purchase agreement executed on or about the date hereof among Nordic and the Offerors (as defined therein) which provides for, among other things, the payment of fees to the Offerors in connection with the Third Party Tender Offer and the Change of Control Offer.

“Offerors” shall mean Avenue Europe Management LP, Bear Stearns Bank plc, BlueBay Asset Management Limited, Fidelity Investments International, Fidelity Investment Services Limited, Hillside Apex Fund Limited and Lone Star Management Europe Limited who shall together make the Third Party Tender Offer.

“Order” shall means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Ordinary Shares” shall mean the ordinary shares of Bus.

“Parent Companies of Bus” shall mean BV and Holding AB.

“Person” shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Private Subscription” shall have the meaning as set forth in Clause 19.4.

“Private Subscription Steps” shall have the meaning as set forth in Clause 19.4 and more specifically set out in Schedule E.

“Proceedings Orders” shall mean a final and unappealable order of the applicable Swedish Court approving Swedish Reorganisation Proceedings and Public Composition Proceedings in respect of Bus.

“Proceedings Steps” shall have the meaning as set forth in Clause 19.3 and more specifically set out in Schedule E.

.

“Proposed Financing” shall have the meaning set forth in the Recitals.

“Public Composition Proceedings” shall mean Offentligt Ackord in Sweden.

“Released Person” means (i) Goldman Sachs International, each of the Controlling Shareholders and their respective Affiliates, BV and Holding AB and any other entity through which either of the Controlling Shareholders is indirectly interested in shares of Bus, including Goldman Sachs International (ii) each of The Honourable Richard Simon Sharp and Steven Richard Sher of Goldman Sachs, Frode Larsen and Harald Aernkvaern of Sch&qout;yen, whether personally or in their capacities as existing or former directors of Bus and/or Nordic Holding and/or Bus’ subsidiaries, (iii) Frode Larsen and Harald Aernkvaern in relation to their existing directorships of other companies in the Group and (iv) each of Christopher John Hughes, Antonio Maximillian Alvarez III, Gina Germano, Ragnar Norback and Per Skargard, whether personally or in their capacities as directors or former directors of Bus and/or Nordic Holding and/or Bus’ subsidiaries as the case may be.

“Representative” shall mean in respect of the parties hereto any directors, agents, officers, employees and/or professional advisers.

“Requisite Consents” shall have the meaning ascribed to it in Schedule F.

“Restructuring’ shall mean the financial restructuring of Bus by way of the equitisation of the Subordinated Notes as implemented by the Proceedings Steps or the Private Subscription Steps (each as summarised in Schedule E hereto).

“Restructuring Documents” shall mean, among other things, copies of all the documents required by, or incidental to, the Private Subscription Steps and/or the

Proceedings Steps and/or the Revised Consent Solicitation and/or the Third Party Tender Offer, including any documents in agreed form.

“Restructuring Shares” shall have the meaning as set forth in the Recitals.

“Restructuring Steps” shall mean the Proceedings Steps and/or the Private Subscription Steps, as applicable.

“Restructuring Trustee” shall mean a trustee acting on behalf of the Consenting Noteholders for the purpose of delivering the Restructuring Shares to the Consenting Noteholders by means of the Private Subscription.

“Revised Consent Solicitation” shall mean either (i) the consent solicitation statement first issued by Nordic on 16 March 2005 relating to the Senior Notes as extended from time to time and as amended in accordance with this Restructuring Agreement and in a form which is in all material respects consistent with the Revised Consent Solicitation (or “C/S”) as described in Schedule F hereto or (ii) a new consent solicitation prepared in accordance with this Restructuring Agreement and in a form which is in all material respects consistent with the Revised Consent Solicitation (or “C/S”) as described in Schedule F hereto.

“Sch&qout;yen” shall mean Sch&qout;yen Gruppen AS.

“Senior Group Members” shall mean each of Centaurus Capital Limited, Citigroup Global Markets Limited, and JP Morgan Chase Bank, N.A., as Agent, each of whom are signatories to this Restructuring Agreement and a “Senior Group Member” shall mean any of them individually.

“Senior Group Members’ Advisers” shall mean the Senior Group Members’ Financial Advisers and the Senior Group Members’ Legal Advisers.

“Senior Group Members’ Financial Advisers” shall mean Close Brothers Corporate Finance Limited.

“Senior Group Members’ Legal Advisers” shall mean Bingham McCutchen LLP.

“Senior Group Members’ Standstill Period” shall mean the period commencing on the date of this Restructuring Agreement and ending on the earliest of (a) the latest to occur of the closing of the Revised Consent Solicitation and the Third Party Tender Offer, (b) 1 September 2005 or (c) termination of the obligations of the Senior Group Members under this Restructuring Agreement, pursuant to Clause 12.4.

“Senior Indenture” shall mean the indenture dated 22 January 2004 pursuant to which Nordic issued the Senior Notes.

“Senior Noteholder” shall mean a holder of Senior Notes.

“Senior Notes” shall have the meaning set forth in the Recitals.

“Senior Supplemental Indenture” shall have the meaning ascribed to it in Schedule F.

“Settlement Date” shall have the meaning ascribed to it in Schedule F.

“Shareholder” means a Person who is the beneficial owner of, or is directly or indirectly able to direct the exercise of votes attached to, any shares in Bus in issue from time to time and “Shareholders” means all of them.

“Shareholders’ Agreement” shall have the meaning set forth in Clause 18.

“Subordinated Indenture” shall mean the indenture dated as of 7 February 2000 pursuant to which Bus issued the Subordinated Notes.

“Subordinated Indenture Amendments” shall mean certain amendments to the Subordinated Indenture as set forth in Schedule B attached hereto.

“Subordinated Noteholders” shall mean holders of the Subordinated Notes.

“Subordinated Notes’ Standstill Period” shall mean the period commencing on the date of this Restructuring Agreement and ending on the earlier of (i) the Termination Date and (ii) termination in accordance with Clause 12.1(a) or (b).

“Swedish Reorganisation Proceedings” shall mean Rekonstruktionsförfarande in Sweden.

“Tender Offer Price” shall have the meaning ascribed to it in Schedule F.

“Termination Date” shall mean the earliest of (i) the Long Stop Date and (ii) the Effective Date.

“Third Party Tender Offer” shall mean a tender offer for the Senior Notes by or on behalf of the Offerors which is in all material respects consistent with the Third Party Tender Offer (or “T/O”) as described in Schedule F hereto.

“Third Party Tender Offer Documents” shall mean the documents published by the Offerors in accordance with the Third Party Tender Offer in order to effect the Third Party Tender Offer.

“T/O Closing” shall have the meaning ascribed to it in Schedule F.

“Tranche A” shall mean Tranche A of the Mezzanine Facility (as defined in the Mezzanine Facility Agreement).

“Tranche C” shall mean Tranche C of the Mezzanine Facility (as defined in the Mezzanine Facility Agreement).

“Trustee” shall mean the trustee under the Senior Indenture and/or the Subordinated Indenture as the context so requires (and the “Trustees” shall mean both of them).

“Waived Loss” shall mean a Loss incurred as a direct or indirect result of, or in connection with (i) holding any Subordinated Notes and/or Senior Notes, (ii) any transaction concerning any Subordinated Notes and/or Senior Notes (including without limitation any original subscription for, or any sale or purchase of, any interest in any such Subordinated Notes and/or Senior Notes and all transactions to be effected in connection with the proposed Restructuring), (iii) any and all transactions undertaken in connection with this Restructuring Agreement and/or the Proposed Financing and/or the Revised Consent Solicitation and/or the Third Party Tender Offer, including without limitation any and all Loss or liability arising as a consequence of Bus and/or Nordic Holding and/or Nordic entering into any of the arrangements forming part of the Proposed Financing (including the Financing Documents) and/or the Restructuring, any and all consequences accruing to Bus, Nordic Holding, Nordic, or any of their creditors or subsidiaries from borrowings pursuant to the Proposed Financing, or from enforcement of any security granted in connection therewith, (iv) any event or circumstance which directly or indirectly contributed to creating the conditions in which the proposed Restructuring was required, (v) any action or omission of a member of the Group which affected the rights of holders of any Notes or affected the value of any such Notes (including without limitation any action or omission giving rise to a Default or acceleration of any kind), (vi) any Claim against any other Person which gives rise to a right to pursue a Claim against any of the Released Persons, (vii) in the case of The Honourable Richard Simon Sharp, Steven Richard Sher, Frode Larsen, Harald Aernkvaern, Christopher John Hughes, Antonio Maximillian Alvarez III and Gina Germano only, any action or omission (other than in bad faith) during each of their tenure of office as a director of Bus and/or Holding AB and/or any of the subsidiaries of Bus (including without limitation making or omitting to make, or the contents of, any statement, announcement or filing) and, in the case of Frode Larsen and Harald Aernkvaern only, any action or omission (other than in bad faith) during their tenure of office in relation to their existing directorships of other companies in the Group (including without limitation making or omitting to make, or the contents of, any statement, announcement or filing), and (viii) any Claim in respect of any payment made to a Controlling Shareholder or any of its Affiliates (including BV) pursuant to this Restructuring Agreement or separately by Nordic in relation to matters contemplated by this Restructuring Agreement.

1.2                                 In this Restructuring Agreement, references to documents in “agreed form” shall mean a document in the form agreed between Bus, the Ad Hoc Committee and the Controlling Shareholders (acting jointly) and labelled “Agreed Form” and initialled by them or on their behalf by their respective advisors.

1.3                                 References in this Restructuring Agreement to any Subordinated Notes and/or Senior Notes (as the case may be) being “held by” a Consenting Noteholder or Senior Group Member (as the case may be) include the Consenting Noteholder or Senior Group Member being entitled to enter into legally binding contractual commitments on behalf of the Person who is at the date of this Restructuring Agreement the beneficial owner of the relevant Subordinated Notes and/or Senior Notes (as the case may be) and references, however expressed, to any “Consenting Noteholder”, “Senior Group Member”, “it”, “the holder”, “its Subordinated Notes”, “its Senior Notes”, “Consenting Subordinated Noteholder”, “Consenting Senior Noteholder”, the “Consenting Subordinated Noteholders’ Subordinated Notes”, the “Consenting Senior Noteholders’ Senior Notes” or Notes of a Consenting Noteholder shall include references to, respectively, the relevant beneficial owner and/or as applicable, the Subordinated Notes and/or Senior Notes beneficially owned by that Person.

2                                         CONSENTING NOTEHOLDERS’ AND OFFERORS’ OBLIGATIONS

2.1                                 During the Subordinated Notes’ Standstill Period each Consenting Noteholder (severally and not jointly):

(a)                                  by entering into this Restructuring Agreement, gives its consents to the Subordinated Indenture Amendments set out in Schedule B hereto (or any equivalent waivers);

(b)                                 undertakes to vote its Subordinated Notes in favour of the Proceedings Steps unless holders of more than 99% of the Subordinated Notes (or such lower number as may be agreed between Bus and the Ad Hoc Committee, each acting reasonably) accede to this Restructuring Agreement in accordance with Clause 23.2 hereof;

(c)                                  shall subscribe all of its Subordinated Notes for Restructuring Shares in the Private Subscription whether or not associated with the Proceedings Steps and not withdraw from the Private Subscription;

(d)                                 undertakes to implement Clause 19 and Schedule E hereto and shall take all such other steps and file all such other notices or directions reasonably requested by Bus in order to give effect to the Restructuring and take all steps that Bus and the Ad Hoc Committee mutually agree are necessary (each acting reasonably) to give effect to the Restructuring as rapidly as possible, whether executed by means of the Proceedings Steps or by means of the Private Subscription Steps;

(e)                                  agrees, in the case of the Proceedings Steps, to support Bus in obtaining the Proceedings Orders and giving effect to each, which shall include, among other things, at the expense of Bus, filing all notices, directions or affidavits reasonably requested by Bus and directing such Consenting Noteholder’s legal and financial advisors to support the petitions to any court in connection with the Restructuring and do all other things reasonably necessary to assist in the obtaining of the Proceedings Orders, and agrees upon any occasion upon which votes are required to be cast at a meeting of creditors pursuant to any proceedings relating to the Restructuring, to exercise all votes it may have in respect of the Subordinated Notes or other claims against any company in the Group in support of the Restructuring;

(f)                                    agrees, to the extent permitted by applicable Law and except as expressly contemplated hereby, to refrain from voting (or causing a vote to be cast) in favour of, or otherwise supporting or preparing, directly or indirectly, and if requested by Bus, to cast all votes controlled by it against, and take all reasonable steps against, (i) any proposed plan of reorganization for or involving any company in the Group other than the Restructuring or as is otherwise contemplated by this Restructuring Agreement (including, without limitation, the Third Party Tender Offer and the Revised Consent Solicitation), or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Group or all or substantially all of any of such company’s assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Group;

(g)                                 shall not take or exercise, and shall vote against, and take all reasonable steps against, if requested by Bus or Nordic, any action or any remedy against any companies in the Group or the directors or officers of any such companies as a result of any Default and including, without limitation, any non-payment of interest due on the Subordinated Notes on 15 February 2005 or prospective non-payment of interest in respect of the Subordinated Notes (occurring prior to the termination of this Restructuring Agreement or in accordance with its terms);

(h)                                 consents to the non-payment by Bus of the interest payment due on the Subordinated Notes on 15 February 2005 and 15 August 2005 (and any penalty interest thereon) and waives, and shall take any necessary steps to waive, any Default occasioned by the arrangements contemplated by this Restructuring Agreement, the Restructuring and/or the Restructuring Steps (including Bus seeking or making a composition with its creditors as described in the Subordinated Indenture) and shall take or consent to appropriate actions to rescind any acceleration that may occur as a result of any such Default not capable by the terms of the Subordinated Indenture and/or the Senior Indenture of being so waived;

(i)                                     hereby irrevocably waives all and any covenant violations and Defaults (as defined in the Subordinated Indenture) arising out of the Proposed Financing and the use of proceeds therefrom;

(j)                                     shall not vote in favour of, and shall cast all votes controlled by it against, and take all reasonable steps against, any action to be taken by any other Subordinated Noteholder or any other Person, individually or in the aggregate, to accelerate the obligations of Bus or its subsidiaries under the Subordinated Notes for the non-payment by Bus of the interest payment due on the Subordinated Notes on 15 February 2005 (and any penalty interest thereon);

(k)                                  shall not support or vote to support, and shall vote against as necessary and take all reasonable steps against, any Subordinated Noteholders or any other Person that takes any action or exercises any remedy, individually or together with other holders of the Subordinated Notes or other Person, against Bus or its subsidiaries as a result of any Default in respect of the Subordinated Notes;

(l)                                     with respect to its Senior Notes and/or Subordinated Notes, shall not make any request to, instruct or procure the Trustees to take any action, either of the Trustees’ own volition or at the request of any holder(s) of the Subordinated Notes or the Senior Notes, and shall seek to prevent the Trustees from taking any action that is inconsistent with the terms and conditions of this Restructuring Agreement including, without limitation, the terms binding on the Consenting Noteholders under this Clause 2, or to issue any notice to Bus for immediate repayment of the Subordinated Notes or the Senior Notes as a result of any Default and, if such request or notice has already been given, will take steps to ensure that any such request or notice is revoked or rescinded;

(m)                               with respect to its Senior Notes, undertakes (i) to vote all of its Senior Notes in favour of the Revised Consent Solicitation and not to withdraw any of its Senior Notes from the Revised Consent Solicitation, (ii) not to tender any of its Senior Notes in favour of the Third Party Tender Offer and (iii) prior to the closing of the Third Party Tender Offer and the Revised Consent Solicitation, not to sell any interest in any of its Senior Notes, provided that thereafter, such Consenting Noteholder may sell any interest in any of its Senior Notes, subject to and in accordance with Clause 23.1 hereof.

(n)                                 shall not make, seek to make, cause or procure any payment for the purchase or redemption of any or all of the Senior Notes other than pursuant to and in accordance with the Third Party Tender Offer and/or the Change of Control Offer, provided however that this Clause shall not apply in the event that the Senior Notes are accelerated by the Senior Group Members;

(o)                                 to the extent permitted by applicable Law, shall not act, whether alone or in concert with any other Person, to advise, assist or encourage any Person to act in a manner which could reasonably be expected to frustrate the Restructuring and/or the Restructuring Steps and/or the Third Party Tender Offer and/or the Revised Consent Solicitation and/or the provisions of, or any of the events or rights contemplated by, this Restructuring Agreement; and

(p)                                 in its capacity as Lender (if applicable), covenants, warrants and undertakes not to take or exercise any rights with respect to the Mezzanine Facility Agreement or any collateral provided in connection therewith prior to the end of the Senior Group Members’ Standstill Period.

2.2                                 Nothing in Clause 2.1 shall be binding on any Businesses operated by or within the Consenting Noteholder or Businesses operated by entities controlled by, or under common control with, the Consenting Noteholder (“Businesses” as used in this Clause shall mean entities or investment bank desks other than the Consenting Noteholder (on the basis that a Consenting Noteholder which is an investment bank desk states its identity) which may own, hold or manage accounts that hold or own Subordinated Notes or Senior Notes (as the case may be)); provided however, that nothing in the foregoing proviso shall in any way limit or impair the representations of each Consenting Noteholder or such Consenting Noteholder’s obligations hereunder with respect to the principal amount of the Subordinated Notes and/or Senior Notes set forth above such Consenting Noteholder’s Restructuring Agreement Signature Page.

2.3                                 Promptly following the date of this Restructuring Agreement, the Consenting Senior Noteholders shall instruct (but shall not be required to indemnify, but shall, if so required, hold-harmless and provide with any consents) the Trustee for the Senior Notes (a) to amend the Amended and Restated Subordinated Shareholder Loan dated January 21, 2004 among Nordic, Bus and the Trustee of the Senior Notes (the “Subordinated Loan”) to allow for the transfer of the Subordinated Loan from Bus to Nordic Holding, and (b) to provide written consent to Nordic, Nordic Holding and Bus for the pledging of the Subordinated Loan by Nordic Holding in favour of the Lenders.

2.4                                 The Offerors hereby jointly and irrevocably undertake as follows:

(a)                                  to obtain the approval of the Luxembourg listing authorities to the Third Party Tender Offer Documents as promptly as practicable following the date of this Restructuring Agreement and thereafter cause the Third Party Tender Offer to be commenced within 2 Business Days of receiving such approval of the Third Party Tender Offer Documents from the Luxembourg listing authorities;

(b)                                 not to withdraw the Third Party Tender Offer and to procure that the Third Party Tender Offer shall not be withdrawn and ensure or otherwise procure that the Third Party Tender Offer will be consummated in accordance with its terms;

(c)                                  not to take, cause or procure the taking of any steps or actions which are inconsistent with this Clause 2.4 or which would frustrate, prevent or prohibit in any way the consummation of the Third Party Tender Offer;

(d)                                 provided that the Requisite Consents required for the closing of the Revised Consent Solicitation have been provided and not withdrawn as at C/S Closing, on the Settlement Date to pay the Tender Offer Price to all holders of Senior Notes who have validly tendered in the Third Party Tender Offer and, to the extent the Tender Offer Price is not so paid, a debt equivalent to the Tender Offer Price shall be immediately due and payable by the Offerors to such holders of Senior Notes;

(e)                                  not to commence, distribute or publish the Third Party Tender Offer unless its form has first been approved by the Senior Group Members’ Legal Advisers (provided that such approval shall not be unreasonably withheld or delayed); and

(f)                                    not to modify the terms of the Third Party Tender Offer except to cure a bona fide error or ambiguity, provided that any modification with respect to the Tender Offer Price or the terms which relate to, or provide the obligation to pay, the Tender Offer Price may not be made except with the consent of the Senior Group Members.

2.5                                 The Offerors hereby warrant and represent that they, or the party which makes the Third Party Tender Offer on their behalf, shall have available to it, or them (as the case may be) sufficient clear, unencumbered cash funds to consummate the Third Party Tender Offer on the Settlement Date.

3                                         SENIOR GROUP MEMBERS’ OBLIGATIONS

3.1                                 During the Senior Group Members’ Standstill Period each Senior Group Member (severally and not jointly):

(a)                                  undertakes to vote all of its Senior Notes in favour of the Revised Consent Solicitation and not to withdraw from the Revised Consent Solicitation all or any of its Senior Notes or any such votes cast by it;

(b)                                 undertakes to tender all of its Senior Notes to the Offerors in favour of the Third Party Tender Offer within 3 Business Days of receiving official notice of the Third Party Tender Offer and not to withdraw or seek to withdraw any such Senior Notes from the Third Party Tender Offer;

(c)                                  subject to Clause 23.1 undertakes not to sell any interest in any of its Senior Notes;

(d)                                 undertakes to take all such other steps reasonably requested by Nordic in order to give effect to the Revised Consent Solicitation and as reasonably requested by the Offerors in order to give effect to the Third Party Tender Offer;

(e)                                  agrees, to the extent permitted by applicable Law and except as expressly contemplated hereby, to refrain from voting (or causing a vote to be cast) in favour of, or otherwise supporting or preparing, directly or indirectly, and if requested by Nordic to cast all votes controlled by it against, (i) any proposed plan of reorganization for or involving any company in the Group other than the Revised Consent Solicitation and/or the Third Party Tender Offer, or any other arrangement or composition for any such company, (ii) any relief in an involuntary case under any applicable insolvency, bankruptcy or other similar Law with respect to any company in the Group or all or substantially all of any of such company’s assets, or (iii) the appointment of an administrator, liquidator, custodian or similar official over all or substantially all of the property, assets and undertakings of any company in the Group;

(f)                                    shall not take or exercise, and shall vote against if requested by Nordic, any action or any remedy against any companies in the Group or the directors or officers of any such companies as a result of any Default occurring prior to the termination of this Restructuring Agreement or as a result of it being entered into;

(g)                                 shall not seek to accelerate any payment obligations relating to the Senior Notes and will take or consent to appropriate actions to rescind any acceleration that may occur as a result of any such Default;

(h)                                 waives all and any covenant violations and Defaults arising out of the Proposed Financing and the use of proceeds therefrom and/or howsoever arising under the Senior Indenture;

(i)                                     shall not make any request to or instruct or procure the Trustee for the Senior Notes to take any action, either of the Trustee’s own volition or at the request of any holder(s) of the Senior Notes, and shall seek to prevent the Trustee for the Senior Notes from taking any action that is inconsistent with the terms and conditions of this Restructuring Agreement including, without limitation, the terms binding on the Senior Group Members under this Clause 3, or to issue any notice to Nordic for immediate repayment of the Senior Notes as a result of any Default and, if such request or notice has already been given, will take steps to ensure that any such request or notice is revoked or rescinded; and

(j)                                     to the extent permitted by applicable Law, each Senior Group Member shall not act, whether alone or in concert with any other Person, advise, assist or encourage any Person to act in a manner which could reasonably be expected to frustrate the Restructuring and/or the Restructuring Steps and/or the

Revised Consent Solicitation and/or the Third Party Tender Offer and/or the provisions contemplated by this Restructuring Agreement.

3.2                                 Nothing in Clause 3.1 shall be binding on any Businesses operated by or within the Senior Group Member’s institution or Businesses operated by entities controlled by, or under common control with, the Senior Group Member’s institution (“Businesses” as used in this Clause shall mean entities or investment bank desks other than the Senior Group Member (on the basis that a Senior Group Member which is an investment bank desk states its identity) which may own, hold or manage accounts that hold or own Senior Notes (as the case may be)); provided further, however, that nothing in the foregoing proviso shall in any way limit or impair the representations of each Senior Group Member or such party’s obligations hereunder with respect to the principal amount of the Senior Notes set forth above each Senior Group Member’s signature blocks in this Restructuring Agreement.

3.3                                 Nothing in Clauses 3.1(d), 3.1(i) or 3.4 shall require any Senior Group Member to incur any out-of-pocket expense.

3.4                                 Promptly following the date of this Restructuring Agreement, the Senior Group Members shall instruct (but shall not be required to indemnify, but shall, if so required, hold-harmless and provide with any consents) the Trustee for the Senior Notes (a) to amend the Amended and Restated Subordinated Shareholder Loan dated January 21, 2004 among Nordic, Bus and the Trustee of the Senior Notes (the “Subordinated Loan”) to allow for the transfer of the Subordinated Loan from Bus to Nordic Holding, and (b) to provide written consent to Nordic, Nordic Holding and Bus for the pledging of the Subordinated Loan by Nordic Holding in favour of the Lenders.

4                                         BUS’ OBLIGATIONS

4.1                                 Bus hereby undertakes and agrees, until the Termination Date, to:

(a)                                  use its reasonable endeavours to effect those aspects of the Restructuring and/or the Restructuring Steps which are under its control and to procure the fulfilment of the conditions set out herein as soon as reasonably practicable;

(b)                                 assist the Ad Hoc Committee and its advisers, to the extent reasonably requested, to identify the Subordinated Noteholders as soon as reasonably practicable;

(c)                                  as permitted under applicable Law, solicit the Subordinated Noteholders in favour of the Restructuring and/or the Restructuring Steps;

(d)                                 assist the Ad Hoc Committee and its advisers in preparing any documentation which may reasonably be required in connection with the Private Subscription Steps and/or the Proceedings Steps;

(e)                                  commence the Proceedings Steps promptly after the closing of both the Third Party Tender Offer and the Revised Consent Solicitation;

(f)                                    use its reasonable endeavours to obtain the necessary court orders in connection with the Proceedings Steps as soon as reasonably practicable;

(g)                                 consult with the Ad Hoc Committee as to any discussions with third parties to which Bus is a party relating to any additional working capital funding required post Restructuring by the Group and/or any proposed additional liquidity facility for the Group;

(h)                                 convene all such meetings of Bus’ shareholders which are required to pass all necessary resolutions relating to the Restructuring, including, but not limited to, making any necessary amendments to the Articles of Association, issuing Restructuring Shares to Consenting Noteholders, or waiving pre-emptive rights otherwise applicable to the issuance of Restructuring Shares; and

(i)                                     not seek to acquire, either directly or indirectly, the beneficial ownership of, or right to direct the disposition or vote in respect of, any of the Subordinated Notes and/or the Senior Notes (other than by any action to implement the Restructuring Steps which may be deemed to be such an acquisition).

4.2                                 Bus also undertakes to ensure that the issuance of Restructuring Shares by Bus, as contemplated herein will be either exempt from the registration requirements of the 1933 Act or will be registered in accordance with the 1933 Act.

4.3                                 During the Senior Group Members’ Standstill Period, Bus shall provide the other parties to this Restructuring Agreement with as much notice as is reasonably practicable of any voluntary insolvency filing which it proposes to make and promptly after receiving notice of any commencement or any prospective commencement of an involuntary insolvency proceeding from or by any Person.

5                                         NORDIC’S OBLIGATIONS

5.1                                 Nordic hereby undertakes and agrees, until the Termination Date, to:

(a)                                  take all requisite actions as may be necessary to effect the Revised Consent Solicitation and/or support the Third Party Tender Offer which are under its control;

(b)                                 assist the Ad Hoc Committee and its advisers, to the extent reasonably requested, to identify Senior Noteholders;

(c)                                  finalise the Restructuring Documents to which it is intended to be a party as contemplated by the terms of this Restructuring Agreement;

(d)                                 distribute the Revised Consent Solicitation to the holders of the Senior Notes simultaneously with the commencement of the Third Party Tender Offer;

(e)                                  as permitted under applicable Law, solicit any Senior Noteholders who are not party to this Restructuring Agreement to support the Revised Consent Solicitation and Third Party Tender Offer;

(f)                                    consult with the Ad Hoc Committee as to any discussions with third parties relating to any additional working capital funding required post Restructuring by the Group and/or any proposed additional liquidity facility for the Group;

(g)                                 not seek to, nor acquire or redeem (or cause to be acquired or redeemed), either directly or indirectly, the Senior Notes or any interests therein and/or beneficial ownership of, or right to direct the disposition or vote in respect of, any of the Subordinated Notes and/or the Senior Notes other than in connection with the Third Party Tender Offer or the Change of Control Offer; and

(h)                                 not distribute the Revised Consent Solicitation to the holders of the Senior Notes unless its form (save for the terms of the proposed amendments to the Senior Indenture) has first been approved by the Senior Group Members’ Legal Advisers (provided that such approval shall not be unreasonably withheld or delayed).

5.2                                 Nordic hereby irrevocably undertakes to Senior Noteholders as follows:

(a)                                  Nordic shall, on the same date as the distribution of the Third Party Tender Offer to Senior Noteholders, distribute to Senior Noteholders the Revised Consent Solicitation;

(b)                                 Nordic shall not withdraw the Revised Consent Solicitation for the period of 20 Business Days following its commencement, but shall not extend it;

(c)                                  Nordic shall consult in good faith with the Senior Group Members to finalise the terms of the Revised Consent Solicitation save with respect to the amendments to the Senior Indenture proposed therein; and

(d)                                 Nordic shall not modify the terms of the Revised Consent Solicitation after its distribution to holders of Senior Notes except to cure a bona fide error or ambiguity or to modify the proposed amendments to the Senior Indenture, provided that any modification with respect to the terms which relate to, or provide for the payment of, the Consent Fee or with respect to the timing of or otherwise as to the effectiveness of, the Senior Supplemental Indenture, may not be made except with the prior written consent of the Senior Group Members.

5.3                                 Nordic hereby covenants and represents that, following the payment to it by Nordic Holding of the proceeds of Tranche C, it shall have available to it sufficient free and unencumbered cleared cash funds to pay the Consent Fee payable with respect to the Revised Consent Solicitation on the Settlement Date and that it shall on the Settlement Date pay the Consent Fee to all holders o f the Senior Notes who have provided (and not withdrawn) consents in response to the Revised Consent Solicitation as at C/S Closing (assuming that the requisite consents have been obtained for C/S Closing to occur), and that to the extent the Consent Fee is not so paid by it, a debt equivalent to the Consent Fee shall be payable by Nordic to each such holder of Senior Notes provided that if any such holders have also validly tendered in the Third Party Tender Offer and have been paid the Tender Offer Price from the Offerors of 104% of the principal face amount of their Senior Notes

(together with accrued and unpaid interest on those Notes up to T/O Closing), Nordic’s obligation to such holders in respect of the Consent Fee shall be deemed satisfied and discharged by such payment of the Tender Offer Price.

6                                         CONTROLLING SHAREHOLDERS’ OBLIGATIONS

6.1                                 The Controlling Shareholders shall until the Termination Date:

(a)                                  give effect to resolutions to issue the Restructuring Shares but shall have no obligation either to (i) alter the board of Bus and/or Nordic Holding and/or Nordic except as may be required by this Restructuring Agreement and/or as agreed in writing by the Controlling Shareholders and the Ad Hoc Committee, or (ii) give directions to the boards of Bus and/or Nordic in connection with the Restructuring;

(b)                                 refrain from taking any actions in respect to the unwind of the BV structure which would create any liabilities against Bus and/or its subsidiaries, and shall not be permitted to sell or dispose of any of their shares in BV except to each other if relevant; and

(c)                                  not take any steps to seek to place Bus or any of its subsidiaries into any insolvency proceedings, other than is expressly contemplated by this Restructuring Agreement.

6.2                                 Sch&qout;yen agrees that for so long as it is a Shareholder of Bus and for the period of two years after it ceases to be a Shareholder of Bus it shall not, directly or indirectly, own an interest in, manage, operate, join, control, lend money to or render financial or other assistance to or participate in or be connected with any competitor business of Bus or any of its subsidiaries in either Sweden, Norway or Finland.

7                                         REPRESENTATIONS AND WARRANTIES OF THE CONSENTING NOTEHOLDERS

7.1                                 Representations and Warranties of the Consenting Noteholders

Each of the Consenting Noteholders (and, where applicable, in its capacity as an Offeror, with respect to Clauses 7.1(a), (b) and (d)), severally and not jointly, hereby represents, warrants and undertakes to each of Bus, Nordic, BV, Holding AB, the Controlling Shareholders and the Senior Group Members, as at the date of this Restructuring Agreement and as at the date it signed this Restructuring Agreement,

(a)                                  it and, if applicable, the duly authorised attorney acting on its behalf, has all requisite power, authority and, if applicable, legal capacity to execute and deliver this Restructuring Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Consenting Noteholders of this Restructuring Agreement has been duly authorised by all necessary corporate or other organisational action;

(b)                                 this Restructuring Agreement has been and will be, duly and validly executed and delivered by it and (assuming the due authorisation, execution and delivery by the other parties hereto and thereto) this Restructuring Agreement constitutes when so executed and delivered and will constitute, its legal, valid and binding obligations enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(c)                                  either (i) it is the record and beneficial owner of, with fill power to enter into the Restructuring Agreement and to vote in respect of and/or to dispose of, free and clear of any and all Liens, that number of Subordinated Notes and/or Senior Notes (if any) set forth on such Consenting Noteholder’s Restructuring Agreement Signature Page attached hereto or (ii) it has been engaged to perform investment management or advisory services on behalf of the beneficial owner of the Subordinated Notes and/or the Senior Notes with full power to enter into the Restructuring Agreement and to vote in respect of and/to dispose of, free and clear of any and all Liens, that number of Subordinated Notes and/or Senior Notes set forth on such Consenting Noteholder’s Restructuring Agreement Signature Page attached hereto and in entering into this Restructuring Agreement will do on the beneficial owner’s behalf so as to bind it as a Consenting Noteholder and will procure the beneficial owner to perform its obligations hereunder;

(d)                                 it shall agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary for the implementation of this Restructuring Agreement;

(e)                                  it will immediately notify Bus, Nordic, the Senior Group Members, the Controlling Shareholders and each of the Released Persons in writing if, contrary to the representations and warranties given by or on behalf of the Consenting Noteholder as part of this Restructuring Agreement, any Person who is a beneficial owner of, or otherwise interested in, the Subordinated Notes and/or the Senior Notes effectively prevents that Consenting Noteholder’s ability in whole or in part to perform or procure performance of this Restructuring Agreement other than by reason of (i) the sale, transfer and/or assignment of any of the Subordinated Notes and/or Senior Notes in accordance with Clause 23.1, Schedule C and Schedule D hereto, or (ii) the valid exercise of Clause 12 hereof by the Ad Hoc Committee (acting on behalf of all Consenting Noteholders);

(f)                                    it has familiarised itself with, and agrees to, the terms of the Proposed Financing as described in Schedule A hereto proposed to be extended to Bus, Nordic Holding and Nordic, both prior to, and following, the Effective Date; and

(g)                                 the provisions of this Clause 7 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties Act) 1999.

7.2                                 Consenting Noteholder 1933 Act Representations

Each of the Consenting Noteholders, severally and not jointly, hereby represents and warrants to Bus and the Controlling Shareholders, as at the date of this Restructuring Agreement and as at the date it signed this Restructuring Agreement, that:

(a)                                  it understands and agrees that the Restructuring Shares it will be acquiring have not been registered under the 1933 Act and that, accordingly, such Restructuring Shares will not be transferable except as permitted under various exemptions contained in the 1933 Act or upon satisfaction of the registration and prospectus delivery requirements of the 1933 Act.

(b)                                 it is either an “accredited investor” within the meaning of Regulation D under the 1933 Act or is neither a “U.S. person” within the meaning of Regulation S under the 1933 Act nor a resident of the United States;

(c)                                  neither it, nor any Person acting on its or their behalf has engaged or will engage in connection with the issue of the Restructuring Shares in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act, unless such solicitation, advertising or selling effort is then permitted under the 1933 Act.

(d)                                 (i) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Restructuring Shares and (ii) it must bear the economic risk of their respective investments in the Restructuring Shares for an indefinite period of time since the Restructuring Shares have not been registered under the 1933 Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

(e)                                  it is acquiring the Restructuring Shares for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof within the United States within the meaning of the 1933 Act, and it represents and warrants to Bus that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant the Restructuring Shares or any interest therein to any third party.

(f)                                    it is acquiring Restructuring Shares pursuant to an exemption or exemptions from registration of the Restructuring Shares under the 1933 Act.

(g)                                 assuming the accuracy of the representations and warranties of Bus as set forth in Clause 9 of this Restructuring Agreement, it believes it has received all the information it considers necessary and appropriate for deciding whether to acquire the Restructuring Shares. Such Consenting Noteholder further represents that it has had an opportunity to ask questions and receive answers from the Group regarding the terms and conditions of the offering of the Restructuring Shares and the business, properties, prospects and financial conditions of the Group. The foregoing, however, does not limit or modify the representations and warranties of Bus as set forth in Clause 9 of this

Restructuring Agreement or the right of the Consenting Noteholders to rely thereon.

(h)                                 it agrees with Bus as follows:

(i)                                     if Bus delivers certificates evidencing the Restructuring Shares for which each Consenting Noteholder has agreed to subscribe, such certificates and each certificate issued on transfer thereof or in exchange therefor will, to the extent permitted by Law, bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS REGISTERED PURSUANT TO, EXEMPT FROM OR NOT SUBJECT TO ANY OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, (ii) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S PROMULGATED PURSUANT TO SUCH ACT, (iii) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH RULE 144A, IF AVAILABLE, UNDER SUCH ACT, (iv) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH RULE 144, IF AVAILABLE, UNDER SUCH ACT AND THE COMPANY RECEIVES EVIDENCE SATISFACTORY TO THE COMPANY THAT THE PROVISIONS OF THIS RULE HAVE BEEN COMPLIED WITH, (v) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE TO THE COMPANY OR SUBSIDIARY OF THE COMPANY OR (vi) THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(ii)                                  The certificates representing such Restructuring Shares, and each certificate issued in transfer thereof or in exchange therefor, will also bear any legend required under any other applicable securities law.

(iii)                               Each Consenting Noteholder consents to Bus making a notation on its records or giving instructions to any custodian or transfer agent of the Restructuring Shares in order to implement the restrictions on transfer of the Restructuring Shares set forth in this Clause 7.

(i)                                     any legend shall be removed or lifted and Bus shall issue a certificate without such legend to the holder of such Restructuring Shares upon request if (a) the transfer of such Restructuring Shares has been registered under the 1933 Act and such transfer is registered pursuant to, exempt from or not subject to any other applicable securities laws, (b) such Restructuring Shares are sold outside the United States pursuant to Regulation S, (c) such Restructuring Shares are sold under Rule 144, if available, promulgated under the 1933 Act and Bus receives evidence satisfactory to Bus that provisions of Rule 144 have been complied with, or (d) such holder provides Bus with an opinion of counsel (which may be internal counsel) stating that a public sale or transfer of such Restructuring Shares may be made without registration under the 1933 Act.

7.3                                 With respect to Clause 7.2, the term “Restructuring Shares” shall include the debt obligations that the Consenting Noteholders will receive in the Public Composition Proceedings.

8                                         REPRESENTATIONS AND WARRANTIES OF THE SENIOR GROUP MEMBERS

Each of the Senior Group Members, severally and not jointly, hereby represents, warrants and undertakes to each of Bus, Nordic, BV, Holding AB, the Controlling Shareholders and the Consenting Noteholders, as at the date of this Restructuring Agreement and as at the date it signed this Restructuring Agreement, that:

(a)                                  it has all requisite power, authority and, if applicable, legal capacity to execute and deliver this Restructuring Agreement. The execution, delivery and performance by each of the Senior Group Members of this Restructuring Agreement has been duly authorised by all necessary corporate or other organisational action;

(b)                                 this Restructuring Agreement has been and will be, duly and validly executed and delivered by it and (assuming the due authorisation, execution and delivery by the other parties hereto and thereto) this Restructuring Agreement constitutes when so executed and delivered and will constitute, its legal, valid and binding obligations enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

(c)                                  either (i) it is the record and beneficial owner of, with full power to enter into the Restructuring Agreement and to vote in respect of and/or to dispose of, free and clear of any and all Liens, the aggregate principal face amount of Senior Notes set forth above its signature block to this Restructuring

Agreement or (ii) it has been engaged to perform investment management or advisory services on behalf of the beneficial owner of the Senior Notes with full power to enter into the Restructuring Agreement on their behalf and to vote in respect of and/to dispose of, free and clear of any and all Liens, the aggregate principal face amount of Senior Notes set forth above its signature block to this Restructuring Agreement;

(d)                                 it shall agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary for the implementation of this Restructuring Agreement and/or the Revised Consent Solicitation and/or the Third Party Tender Offer provided that this shall not require the Senior Group Members to incur any out-of-pocket expense;

(e)                                  it will immediately notify Bus, Nordic, the Controlling Shareholders, each of the Released Persons and Cadwalader (on behalf of the Consenting Noteholders) in writing, if any Person who is a beneficial owner of, or otherwise interested in, the Senior Notes effectively prevents that Senior Group Member’s ability in whole or in part to perform or procure performance of this Restructuring Agreement other than by reason of (i) the sale, transfer and/or assignment of any of the Senior Notes in accordance with Clause 23.1, Schedule C and Schedule D hereto, or (ii) the valid exercise of Clause 12 hereof by the Ad Hoc Committee (acting on behalf of all Consenting Noteholders) or the Controlling Shareholders (acting jointly); and

(f)                                    the provisions of this Clause 8 (other than (e)) are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties Act) 1999.

9                                         REPRESENTATIONS AND WARRANTIES OF BUS

Bus, to the best of its respective knowledge and belief and in relation to facts pertaining to itself hereby represents and warrants to the Controlling Shareholders, the Consenting Noteholders and the Senior Group Members, as at the date of this Restructuring Agreement, that:

9.1                                 So far as it is aware, having made reasonable inquiries of the chief executive officer and chief financial officer of Nordic, (a) no Order has been made, petition presented or resolution passed for its or one of its Restricted Subsidiaries’ (as defined in the Subordinated Indenture or Senior Indenture, as applicable) insolvency, reorganisation, public composition or liquidation; (b) no insolvency office holder has been appointed on the whole or part of its or any of its Restricted Subsidiaries’ (as defined in the Subordinated Indenture or Senior Indenture, as applicable) assets; (c) no enforcement action has been commenced by any secured creditor (including any security trustee for and on behalf of the Senior Noteholders) in any jurisdiction; and (d) no proceedings analogous to the foregoing has been commenced in respect of it or any of its Restricted Subsidiaries (as defined in the Subordinated Indenture or Senior Indenture, as applicable) in any jurisdiction.

9.2                                 It has all requisite corporate power, authority and legal capacity to execute and deliver this Restructuring Agreement, and to perform its obligations hereunder. This

Restructuring Agreement will be duly and validly executed and delivered by it and (assuming the due authorisation, execution and delivery by the other parties hereto) this Restructuring Agreement constitutes when so executed and delivered its legal, valid and binding obligations enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

9.3                                 There are 5,000 Ordinary Shares issued and outstanding, no preference shares of Bus issued and outstanding, and that other than as contemplated hereby there are no agreements or arrangements in force which provide for the present and future allotment, issue or transfer of, or grant to any Person the right (whether conditional or otherwise) to call for the allotment, issue or transfer of any share capital of Bus (including any option or right of pre-emption or concession).

9.4                                 Neither Bus, its affiliates nor any Person acting on its or their behalf has engaged or will engage in connection with the issue of the Restructuring Shares in (i) any general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or (ii) any directed selling efforts within the meaning of Rule 903 under the 1933 Act.

9.5                                 So far as Bus is aware, having consulted Nordic’s chief executive officer and chief financial officer, Bus has cancelled, to the extent practicable, all options, warrants or any other instruments including management fee arrangements issued to any party by Bus or any of its subsidiaries or Parent Companies of Bus on or prior to the Effective Date, and Bus warrants that there are no options or warrants in existence as of the date hereof save to the extent of the Management Incentive Plan. To the extent that any options or warrants are not cancelled prior to the Effective Date, Bus agrees that the Consenting Noteholders will be issued additional Restructuring Shares to preserve the value of the Consenting Noteholders’ 97.5% equity interest in Bus upon the Effective Date and the Controlling Shareholders will be entitled to subscribe for new shares on terms which preserve the value of their 2.5% equity interest in Bus.

10                                  REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS

Each of Goldman Sachs and Sch&qout;yen, severally and not jointly, hereby represent and warrant to the Consenting Noteholders and the Senior Group Members, as at the date of this Restructuring Agreement, that:

10.1                           (a) No Order has been made, petition presented or resolution passed for the insolvency, reorganisation, public composition or liquidation of either of them; (b) no insolvency office holder has been appointed on the whole or part of the assets of either of them; (c) no enforcement action has been commenced by any secured or pledge creditor; and (d) no proceedings analogous to the foregoing has been commenced in respect of either of them.

10.2                           It and, if applicable, the duly authorised attorney acting on its behalf, has all requisite corporate power, authority and, if applicable, legal capacity to execute and deliver this

Restructuring Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Goldman Sachs and Sch&qout;yen of this Restructuring Agreement has been duly authorised by all necessary corporate or other organisational action on its behalf. This Restructuring Agreement has been and will be, duly and validly executed and delivered by each of Goldman Sachs and Sch&qout;yen and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Restructuring Agreement constitutes when so executed and delivered and will constitute, their legal, valid and binding obligations enforceable against each of Goldman Sachs and Sch&qout;yen in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, procedural and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

10.3                           It neither owns outright, nor has any beneficial interest in the Subordinated Notes and/or the Senior Notes as of the date of this Restructuring Agreement (which, for the avoidance of doubt, in the case of each of the Goldman Sachs Parties applies to those named entities alone and not any Affiliates of those entities or of Goldman Sachs International or other entities owned or controlled by either Goldman, Sachs & Co. or Goldman Sachs International respectively).

11                                  COVENANTS

11.1                           General

From the date of its signing the Restructuring Agreement and throughout the remainder of the Subordinated Notes’ Standstill Period except (i) as otherwise expressly provided by this Restructuring Agreement, (ii) in connection with the Proposed Financing and/or the Subordinated Indenture and/or the Revised Consent Solicitation and/or the Third Party Tender Offer, or (iii) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Ad Hoc Committee and the Controlling Shareholders (acting jointly), Bus covenants to the Controlling Shareholders and to the Consenting Noteholders that Bus shall not, except as contemplated by this Restructuring Agreement:

(a)                                  appoint or remove any director or officer or pay or agree to pay any performance related bonus to any director or officer or make any award or grant to any director under any incentive scheme or bonus plan;

(b)                                 enter into any transactions, other than in the ordinary course of business for arms-length consideration or in a manner permitted by this Clause 11.1, either individually, or in a series of transactions, which value in aggregate exceeds the amount of EUR 1 million in any twelve month period:

(i)                                     giving any guarantees or fulfilling any obligation(s) to pay damages; or

(ii)                                  granting consents for the lease, sale, pledge, mortgage, encumbrance or transfer of any part of the property of the Group;

(c)                                  sell, transfer, lease, acquire, or otherwise dispose of any shares in any other company or of all or any material part of its present or future undertaking, material assets, rights or revenues whether by a single transaction or a series of transactions whether related or not, save for:

(i)                                     disposals on arms length commercial terms of assets which are surplus to operational requirements;

(ii)                                  arms-length disposals in the ordinary course of business (for sake of clarity, such disposals include sales of buses);

(iii)                               intra-Group disposals for the purposes of facilitating the Restructuring;

(iv)                              disposals of cash on terms contemplated and not otherwise prohibited, by this Restructuring Agreement; and

(v)                                 any other disposal for consideration not exceeding EUR 100,000 subject to an aggregate limit of EUR 1 million in any twelve month period.

(d)                                 issue equity (or otherwise change its capital structure in any way not contemplated by this Restructuring Agreement including, for the avoidance of doubt, any steps which may involve the issue of any new debt, shares, warrants or options to acquire any new shares other than shares issued on the exercise or conversion of securities existing as at the date of this Restructuring Agreement) or increase its authorised shares for any purpose other than to facilitate the Restructuring;

(e)                                  pay any dividends;

(f)                                    enter into or amend any employment or collective bargaining agreements;

(g)                                 adopt or amend any management compensation schemes;

and Bus will use reasonable endeavours to:

(h)                                 operate its business and activities in the ordinary course and in such a manner as to ensure that no act or event occurs during the Subordinated Notes’ Standstill Period without the consent of the Ad Hoc Committee which would reasonably be expected to result in a breach of any warranties set out herein;

(i)                                     disclose forthwith in writing to the Ad Hoc Committee and the Controlling Shareholders any matter or thing which is inconsistent with Bus’ covenants herein;

(j)                                     disclose forthwith in writing to the Ad Hoc Committee details of any material contingent liability of which it is aware which may relate to it or any subsidiary, which may be reasonably expected to have a material adverse effect upon the Restructuring and/or the Restructuring Steps, and which was not otherwise notified to the Ad Hoc Committee prior to the date of this Restructuring Agreement;

(k)                                  submit for the Ad Hoc Committee’s review any Restructuring Documents prior to the release to all Subordinated Noteholders or Senior Noteholders for the purpose of soliciting those Noteholders’ agreement or approval to such documentation;

(l)                                     insofar as it becomes aware of the identity of the Subordinated Noteholders other than Consenting Noteholders, and to the extent permitted by its duties of confidentiality and applicable Law, inform the Ad Hoc Committee of the identity of the Subordinated Noteholders provided that it shall not be obliged to do so if it has been specifically requested by a Subordinated Noteholder not to identify such Subordinated Noteholder;

(m)                               agree to the satisfaction of the Ad Hoc Committee the material terms of any proposals (provided for in this Restructuring Agreement or otherwise to facilitate the Restructuring) to be put to its Shareholders for approval;

(n)                                 consult with the Ad Hoc Committee and the Ad Hoc Committee’s Advisers in relation to the Restructuring Documents;

(o)                                 not, except with the written consent of the Controlling Shareholders, agree to, and will use all voting powers and contractual rights available to it so as to prevent Nordic Holding and/or Nordic from agreeing to (i) any alteration of or waiver or indulgence in relation to any of the terms or timing of the proposed Restructuring, (ii) any alteration of or waiver or indulgence in relation to the terms of any of the arrangements (including each of the Financing Documents) entered into by Bus, Nordic Holding and/or Nordic in connection with the Restructuring, the Proposed Financing and/or this Restructuring Agreement, or (iii) any new arrangements or agreements relevant to any of them except, in each case, agreements which (a) are not financing agreements (other than bus leases and equivalent arrangements), (b) are entered into in the ordinary course of operating the bus and transportation businesses of Nordic’s subsidiaries and (c) are permitted under the Financing Documents;

(p)                                 provide to the Controlling Shareholders, as and when requested by them, all information known to the directors of Bus or reasonably obtainable by them from Nordic Holding in relation to any matter relevant to any of the Financing Documents, the Restructuring or the Proposed Financing, including full details of any negotiations or material communications with any of their creditors. After the Effective Date, information provisions by Bus will be governed by the Shareholders Agreement; and

(q)                                 to make all material securities and other necessary filings and announcements in connection with the matters contemplated by this Restructuring Agreement as and when necessary to comply with all applicable laws and regulations and to refrain from breaching any such laws or regulations by failing to make any such filings or announcements or making them defectively. It is acknowledged by Bus that the Controlling Shareholders will not be in a position to procure compliance with these requirements.

11.2                        The Proposed Financing

(a)                                  Notwithstanding anything in this Restructuring Agreement to the contrary, the parties hereto agree the entry by Bus and its subsidiaries into the Financing Documents and implementation of the Proposed Financing by them will not violate any provision of the Restructuring Agreement or any of their rights under any of the Financing Documents.

(b)                                 Each Consenting Noteholder who is participating in the Proposed Financing or Third Party Tender Offer acknowledges that it has carried out its own due diligence in relation to the risks associated with the Proposed Financing and the Third Party Tender Offer and agrees that no Claim will be brought against Bus, BV, Holding AB, Nordic Holding and/or Nordic or the Senior Group Members or any of their officers or advisers in respect of any Loss arising from any matter of which it or its advisers have been made aware.

(c)                                  Each Consenting Noteholder who is also a Lender or who acquires Restructuring Shares in the Restructuring or Senior Notes in the Third Party Tender Offer agrees to exercise all voting powers and enforce all contractual rights the exercise of which it has the power to control so as to require the Financing Documents to be performed in accordance with their terms at the date of this Restructuring Agreement.

11.3                        Periodic filing

From the date hereof, Bus agrees to file with the U.S. Securities and Exchange Commission all periodic and other reports required of foreign private issuers (as that term is defined in the 1934 Act) by the 1934 Act.

12                                  TERMINATION

12.1                           Subject to Clause 12.8, the Consenting Noteholders’ obligations to the other parties to this Restructuring Agreement (save for the obligations of the Offerors set out in Clause 2.4 and those owed to Nordic and the Senior Group Members) and their rights under this Restructuring Agreement (without prejudice to their rights in respect of prior breaches) shall terminate upon the Ad Hoc Committee (acting on behalf of all Consenting Noteholders) serving a written termination notice in accordance with Clause 12.5 in the circumstances set out below:

(a)                                  Material Adverse Change: a material adverse change to the financial position or business prospects of Bus or its subsidiaries taken as a whole occurs between the date hereof and the Effective Date (which shall not include the making or funding of the Change of Control Offer under the Third Party Tender Offer and/or the Revised Consent Solicitation) provided, that this shall not entitle any p arty to serve notice o f termination where it is a result of a matter disclosed to the Ad Hoc Committee’s Advisers prior to the date of this Restructuring Agreement;

(b)                                 Material Breach of Obligations: Bus and/or Nordic is in material breach of its obligations to the Ad Hoc Committee under this Restructuring Agreement which is not remedied within 10 Business Days of written notice of the breach being given to the party in breach; and

(c)                                  By Agreement: as may be agreed in writing between the Ad Hoc Committee, Bus, BV, Holding AB and the Controlling Shareholders (acting jointly)

12.2                           Subject to Clause 12.8, the Controlling Shareholders’ obligations to the other parties to this Restructuring Agreement and their rights under this Restructuring Agreement (without prejudice to their rights in respect of prior breaches) shall terminate upon them serving a written termination notice in accordance with Clause 12.5 where (i) there is a refusal by any Lender, or where any of them intimates that it considers itself entitled to refuse, to advance its respective portion of Tranche A and/or Tranche C of the Mezzanine Facility or (ii) upon a termination under Clause 12.1.

12.3                           Nothing in Clauses 12.1 to 12.2 shall:

(a)                                  relieve any party to this Restructuring Agreement of any obligation under this Restructuring Agreement or otherwise to implement the Third Party Tender Offer or the Revised Consent Solicitation as required under this Restructuring Agreement or otherwise;

(b)                                 allow the termination of any right or obligation under this Restructuring Agreement as a consequence of a termination by the Senior Group Members in accordance with Clause 12.4 or otherwise; or

(c)                                  allow the termination by the Ad Hoc Committee of any right or obligation under this Restructuring Agreement, as a consequence of any failure of any party to this Restructuring Agreement to perform any of its obligations arising under this Restructuring Agreement or otherwise, to implement the Third Party Tender Offer or the Revised Consent Solicitation.

12.4                           Subject to Clause 12.8, the Senior Group Members’ obligations to the other parties to this Restructuring Agreement and their rights under this Restructuring Agreement (without prejudice to their rights in respect of prior breaches and without terminating any other rights they may have otherwise than under this Restructuring Agreement including under the Third Party Tender Offer) shall terminate upon the Senior Group Members (acting jointly) serving written termination notice in accordance with Clause 12.5 where:

(a)                                  the Revised Consent Solicitation is withdrawn, or its withdrawal is announced by Nordic, in breach of its terms and/or this Restructuring Agreement;

(b)                                 the Third Party Tender Offer is withdrawn, or its withdrawal is announced by the Offerors, in breach of its terms and/or this Restructuring Agreement;

(c)                                  the Revised Consent Solicitation and/or the Third Party Tender Offer fail to close by 1 September 2005;

(d)                                 the Third Party Tender Offer or the Revised Consent Solicitation are not commenced in accordance with this Restructuring Agreement;

(e)                                  Tranche C is not advanced by the Lenders to Nordic Holding, and Nordic Holding has not contributed the proceeds thereof to Nordic, by 25 July 2005; or

(f)                                    the Consent Fee and the Tender Offer Price are not paid to the consenting and/or tendering holders of Senior Notes, as applicable, on the Settlement Date.

12.5                           In the event of termination of certain rights and obligations hereunder by the Ad Hoc Committee, the Controlling Shareholders (acting jointly) or the Senior Group Members (acting jointly) pursuant to any provision of Clauses 12.1 to 12.4 above, a written notice thereof shall forthwith be given to the other parties as detailed in Clause 23.12 hereof.

12.6                           Without prejudice to the foregoing, if the Longstop Date shall occur before the Effective Date, this Restructuring Agreement shall terminate on the Long Stop Date and shall, except in respect of prior breaches, cease to have any further force or effect.

12.7                           In the event that this Restructuring Agreement is (or the obligations of any parties hereto are) validly terminated as provided herein otherwise than as a consequence of completion of the Restructuring, then each of the relevant parties shall be relieved of their duties and obligations arising under this Restructuring Agreement after the date of such termination and such termination shall be without Liability to any of the other parties hereto; provided, however, that nothing in this Clause 12.7 shall relieve any party hereto of any Liability for a breach of this Restructuring Agreement or as arises under Clauses 23.3, 23.4 and 23.5 hereof.

12.8                           For the avoidance of doubt, after a termination under Clause 12.1, 12.2 or 12.4, the following provisions shall remain in full force and effect:

(a)                                  On a termination under Clause 12.1(a) or (b), Clauses 1, 3, 5, 6, 7, 8, 9, 10, 11, 13, 15, 17 and 23.3 to 23.16, and, until the earlier of the Settlement Date or termination under Clause 12.4, Clauses 2.1(f), (g), (h), (j) through (p), 2.2, 2.4 and 2.5 and 23.1 (insofar as it applies to any Senior Group Member).

(b)                                 On a termination under clause 12.1(c); such Clauses as the terminating parties may agree, provided that the rights and obligations of the Senior Group Members shall survive unless they otherwise agree, including (without limitation) with respect to termination under this Clause 12, the Third Party Tender Offer and the Revised Consent Solicitation (including, until the earliest of the Settlement Date or termination under Clause 12.4, Clauses 2.1(f), (g), (h), (j) through (p), 2.2, 2.4 and 2.5 and 23.1 (insofar as it applies to any Senior Group Member)).

(c)                                  On a termination under Clause 12.2, following a termination under Clause 12.1(a) or (b), Clauses 1, 3, 5, 6, 7, 8, 9, 10, 11, 13, 15, 17 and 23.3 to 23.16, and, until the earlier of the Settlement Date or termination under Clause 12.4, Clauses 2.1(f), (g), (h), (j) through (p), 2.2, 2.4 and 2.5 and 23.1 (insofar as it applies to any Senior Group Member).

(d)                                 On a termination under Clause 12.4; all Clauses except insofar as they contain covenants on the part of the Senior Group Members (in their capacity as such), save for Clause 8 which shall continue in fill force and effect, or contain covenants on the part of Nordic.

12.9                           This Restructuring Agreement will continue in full force and effect from and after the Effective Date insofar as not previously terminated or performed.

13                                  RELEASES BY THE CONTROLLING SHAREHOLDERS

13.1                           As of and from the Effective Date (and with respect to the Senior Group Members, the Settlement Date) each of the Controlling Shareholders shall irrevocably release, waive and discharge each of the other parties hereto and their Affiliates and each of those parties’ Representatives from any and all Claims accrued up to that time (other than a Claim for any Loss caused by fraud or wilful misconduct) in connection with such Controlling Shareholders’ investment and/or shareholdings in the Group other than any Claim for breach of this Restructuring Agreement.

13.2                           The provisions of this Clause 13 shall not apply to:

(a)                                  any Claim in respect of a Loss insofar as it results directly or indirectly from a Claim against any Released Person by a company in the Group, a Senior Group Member, a Consenting Noteholder or a Shareholder or from a Claim against a company in the Group;

(b)                                 any right to require any company in the Group to perform its obligations under this Restructuring Agreement, the Revised Consent Solicitation, the Third Party Tender Offer Documents or any of the Financing Documents;

(c)                                  any right to require any company in the Group to enforce any directors and officers’ insurance to which it is a party for the benefit of any Released Person; or

(d)                                 any future right under the Shareholders’ Agreement or constitutive documents of Bus.

13.3                           Nothing in this Clause 13 shall limit or release the obligations of the parties under this Restructuring Agreement.

14                                  RELEASES BY CONSENTING NOTEHOLDERS

14.1                           From the date on which it becomes bound by the terms of this Restructuring Agreement (including under Clause 23.2), each Consenting Noteholder (acting as a holder or former holder of the Subordinated Notes and, where it holds any, the Senior Notes) will release and refrain from:

(a)                                  pursuing any Claim (other than a Claim for any Loss caused by the fraud or wilful misconduct of any Released Person or any Claim for breach of this Restructuring Agreement) against any Released Person in respect of a Waived Loss and any Claim against any other Person which, directly or indirectly, gives rise to a right for any Person to pursue a Claim against a Released Person in respect of any Waived Loss; and/or

(b)                                 seeking to recoup, in whole or in part (whether directly or through Bus and/or Nordic) the contribution made by Bus in accordance with Clause 22.2 hereof or made separately by Nordic in relation to matters contemplated by this Restructuring Agreement.

14.2                           On any termination under Clause 12.1, the releases, waivers or discharges given by Consenting Noteholders in this Clause 14 shall be rescinded forthwith and cease to have any effect.

14.3                           Each Consenting Noteholder also agrees that during the Subordinated Notes’ Standstill Period and thereafter, for so long as it is a Shareholder of Bus, it shall not (whether acting individually, collectively or in concert with other parties) bring any Claims (other than a Claim for any Loss caused by fraud or wilful misconduct) against any companies in the Group or their Representatives, any Released Persons or support any action(s) by companies in the Group to bring Claims against any Representatives of companies in the Group (other than a Claim for any Loss caused by fraud or wilful misconduct), and shall use all voting and other powers and rights available to it to prevent any company in the Group bringing any Claim against a Released Person in respect of a Waived Loss.

14.4                           Each Consenting Noteholder agrees that, while it is a Shareholder, it will promptly enforce all rights and exercise all powers available to it to (i) prevent each company in the Group from seeking to bring any Claim in respect of any payment made pursuant to this Restructuring Agreement, or any payment made separately by Nordic in relation to matters contemplated by this Restructuring Agreement, to a Controlling Shareholder or any company through which it is indirectly interested in Bus and (ii) cause Bus to comply with Clause 16.

14.5                           The provisions of this Clause 14 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties) Act 1999.

14.6                           Nothing in this Clause 14 shall limit or release the obligations of the parties under this Restructuring Agreement.

15                                  RELEASES BY SENIOR GROUP MEMBERS

15.1                           From the date on which it becomes bound by the terms of this Restructuring Agreement, each Senior Group Member (acting as a holder or former holder of the Senior Notes) will release and refrain from:

(a)                                  pursuing any Claim (other than a Claim for any Loss caused by the fraud or wilful misconduct of any Released Person or any Claim for breach of this Restructuring Agreement) against any Released Person in respect of a Waived Loss and any Claim against any other Person which, directly or indirectly, gives rise to a right for any Person to pursue a Claim against a Released Person in respect of any Waived Loss; and/or

(b)                                 seeking to recoup, in whole or in part (whether directly or through Bus and/or Nordic) the contribution made by Bus and/or Nordic in accordance with Clause 22.2 hereof.

15.2                           On any termination under Clause 12.4, the releases, waivers or discharges given by Senior Group Members in this Clause 15 shall be rescinded forthwith and cease to have any effect.

15.3                           Each Senior Group Member also agrees that during the Senior Group Members’ Standstill Period, it shall not (whether acting individually, collectively or in concert with other parties) bring any Claims (other than a Claim for any Loss caused by fraud or wilful misconduct) against any companies in the Group or their Representatives, any Released Persons or support any action(s) by companies in the Group to bring Claims against any Representatives of companies in the Group (other than a Claim for any Loss caused by fraud or wilful misconduct), and shall use (provided it shall not be obliged to incur any out-of-pocket expense) all voting and other powers and rights available to it to prevent any company in the Group bringing any Claim against a Released Person in respect of a Waived Loss.

15.4                           Each Senior Group Member agrees that, while it is a Senior Noteholder, it will (provided it shall not be obliged to incur any out-of-pocket expense) promptly enforce all rights and exercise all powers available to it to (i) prevent each company in the Group from seeking to bring any Claim in respect of any payment made pursuant to this Restructuring Agreement, or separately by Nordic in relation to matters contemplated by this Restructuring Agreement, to a Controlling Shareholder or any company through which it is indirectly interested in Bus and (ii) cause Nordic to comply with Clause 17.

15.5                           The provisions of this Clause 15 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties) Act 1999.

15.6                           Nothing in this Clause 15 shall limit or release the obligations of the parties under this Restructuring Agreement.

16                                  RELEASES BY BUS

16.1                           From the date on which shares are issued by Bus pursuant to the Restructuring (and with respect to Senior Group Members, as from the Settlement Date), Bus shall use reasonable endeavours to procure its subsidiaries to, and Bus shall, irrevocably release, waive and discharge each of the other parties hereto and their Affiliates and every other company in the Group, each of those parties’ Representatives and the Released Persons from any and all Claims (other than a Claim for any Loss caused by fraud or wilful misconduct) in connection with their investment and/or shareholdings in the Group or any securities issued by the Group other than any Claim for breach of this Restructuring Agreement.

16.2                           The provisions of this Clause 16 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this

Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties) Act 1999.

16.3                           Nothing in this Clause 16 shall limit or release the obligations of the parties under this Restructuring Agreement.

17                                  RELEASES BY NORDIC

17.1                           From the Settlement Date, Nordic shall procure its subsidiaries to, and Nordic shall, irrevocably release, waive and discharge each of the other parties hereto and their Affiliates and every other company in the Group, each of those parties’ Representatives and the Released Persons from any and all Claims (other than a Claim for any Loss caused by fraud or wilful misconduct) in connection with their investment and/or shareholdings in the Group or any securities issued by the Group other than any Claim for breach of this Restructuring Agreement.

17.2                           The provisions of this Clause 17 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties) Act 1999.

17.3                           Nothing in this Clause 17 shall limit or release the obligations of the parties under this Restructuring Agreement.

18                                  SHAREHOLDERS’ AGREEMENT

Upon the date on which the Restructuring is completed by the issue of Restructuring Shares, and prior to the distribution of any Restructuring Shares to Consenting Noteholders or to the Controlling Shareholders, all Consenting Noteholders and the Controlling Shareholders shall enter into a new shareholders agreement in the agreed form (the “Shareholders’ Agreement”).

19                                  IMPLEMENTATION OF THE RESTRUCTURING

19.1                           The exchange of the Subordinated Notes for the Restructuring Shares will be implemented through the Restructuring Steps (either the Proceedings Steps and the Private Subscription Steps or the Private Subscription Steps alone as described herein and in Schedule E hereto).

19.2                           Should for any reason the number of Consenting Noteholders who are signatories to this Restructuring Agreement hold 99% or more of the Subordinated Notes (or such lower number as may be agreed between Bus and the Ad Hoc Committee, each acting reasonably), then the Private Subscription Steps alone may be used at the election of Bus and the Ad Hoc Committee to implement the Restructuring, without the use of either Swedish Reorganisation Proceedings or Public Composition Proceedings. Where such an election is not made or cannot be made, then the Restructuring shall be implemented by the combination of the Proceedings Steps and a Private Subscription for the Subordinated Notes.

19.3                           Proceedings Steps

(a)                                  The Proceedings Steps shall comprise a combination of Swedish Reorganisation Proceedings, Public Composition Proceedings and a Private Subscription for the Subordinated Notes and shall be undertaken by Bus in conjunction with each other.

(b)                                 By signing this Restructuring Agreement and for the purposes of the Proceedings Steps, each Consenting Noteholder agrees in the Public Composition Proceedings (i) to the reduction of the face amount of their Subordinated Notes from 100% down to 25% (or such lower percentage as may be agreed by the court), (ii) such changes to the reduced debt obligation relating to denomination, priority and interest as may be agreed by the court, (iii) to irrevocably tender that reduced debt obligation to Bus in consideration for receiving Restructuring Shares outside of the Swedish court process via a Private Subscription for the Subordinated Notes, (iv) not to retain, or expect to receive from Bus any cash payment in respect of, that reduced debt obligation and (v) to use all powers and rights available to it to ensure that the Proceedings Steps are implemented as rapidly as reasonably practicable.

19.4                           Private Subscription Steps

(a)                                  The Private Subscription Steps shall involve Bus offering to Consenting Noteholders an exchange of their Subordinated Notes for Restructuring Shares by means of a private subscription of Restructuring Shares for Subordinated Notes (the “Private Subscription”) and each Consenting Noteholder agrees to use all powers and rights available to it to ensure that the Proceedings Steps are implemented as rapidly as reasonably practicable. No public disclosure document will be produced and the Private Subscription shall be carried out in consultation with the Restructuring Trustee, upon the terms and subject to the conditions set out in this Restructuring Agreement and any other necessary subscription documents.

(b)                                 The Private Subscription for the Subordinated Notes may be utilised by Bus on a stand alone basis where there are more than 99% (or such lower number as may be agreed between Bus and the Ad Hoc Committee, each acting reasonably) of Subordinated Noteholders who are signatories to the Restructuring Agreement, or at the conclusion of the Public Composition Proceedings. In the Private Subscription, Bus will deliver (directly or indirectly through the Restructuring Trustee acting on behalf of the Consenting Noteholders) to each of the Consenting Noteholders a number of Restructuring Shares equal to its pro-rata entitlement to Restructuring Shares as provided under the terms of this Restructuring Agreement, with Consenting Noteholders receiving in aggregate 97.5% of the Restructuring Shares between them and no other Noteholders receiving any shares in Bus.

(c)                                  In the Private Subscription each Consenting Noteholder agrees:

(i)                                     to subscribe (directly or indirectly through the Restructuring Trustee) for the number of Restructuring Shares to which it is entitled under the terms of this Restructuring Agreement; and

(ii)                                  to transfer its claims against Bus in respect of the Subordinated Notes to the Restructuring Trustee. The amount payable by the Restructuring Trustee to Bus in respect of the subscription price for the Restructuring Shares and the amount payable respectively by Bus in respect of the Subordinated Notes (whether or not payable now or at a future date and whether or not fully or partially reduced following the Proceeding Steps) shall upon the conclusion of the Restructuring Steps be set off against one another in full discharge of each party’s obligations to the other in respect thereof.

19.5                           On the Effective Date, each Consenting Noteholder will be allotted and issued the number of Restructuring Shares (rounded down to the nearest whole number of Restructuring Shares) equal to the percentage that its aggregate interest in the Subordinated Notes bears to the aggregate principal amount of all Subordinated Notes held by Consenting Noteholders which participate in the Private Subscription, whether undertaken on a stand alone basis or in conjunction with the Proceedings Steps, and the Controlling Shareholders or their nominated recipients will be allotted and issued Restructuring Shares in the proportions notified by them to Bus or, in the absence of notification, equally in numbers which ensure that their aggregate holdings, including shares held at the date of this Restructuring Agreement, are 2.5% of all ordinary shares of Bus in issue immediately after this Clause 19 is implemented.

20                                  BOARD ISSUES

20.1                           On the date hereof the Controlling Shareholders shall procure:

(a)                                  that their four nominated non-executive directors of Bus (being The Honourable Richard Simon Sharp and Steven Richard Sher of Goldman Sachs and Frode Larsen and Harald Aernkvaern of Sch&qout;yen) shall resign their offices in favour of the election of three non-executive directors of Bus being Christopher John Hughes, Antonio Maximillian Alvarez III and Gina Gemano respectively;

(b)                                 that their four nominated non-executive directors of Nordic Holding (being The Honourable Richard Simon Sharp and Steven Richard Sher of Goldman Sachs and Frode Larsen and Harald Aernkvaern of Sch&qout;yen) shall resign their offices in favour of the election of three non-executive directors of Nordic Holding, being Christopher John Hughes, Antonio Maximillian Alvarez III and Ragnar Norback respectively; and

(c)                                  the resignation of Per Skargard as a non-executive director of Nordic in favour of Ragnar Norback and the election of Antonio Maximillian Alvarez III as a non-executive director of Nordic to serve alongside Christopher John Hughes, who shall continue in office. For the avoidance of doubt, the resignation of Per Skargard in accordance with this Clause will not prejudice his entitlement to a compensation bonus and is being done at the request of Bus and the Controlling Shareholders.

20.2                           On the date hereof:

(a)                                  Ragnar Norback shall be appointed as the new chief executive officer of Bus, Nordic Holding and Nordic respectively and Per Skargard shall be appointed as the new chief financial officer of Bus and Nordic, each appointment to take effect immediately.

(b)                                 Bus and its subsidiaries shall take all necessary steps to ensure that those directors resigning their offices in accordance with Clause 20.1 hereof shall have the benefit of appropriate directors’ and officers’ liability insurance coverage for a period of six years after the signing of this Restructuring Agreement and Bus shall appoint Advokatfirman Lindahl to act as its agent to ensure that such obligation is fulfilled.

20.3                           Upon the Effective Date, the board of Bus shall comprise four non-executive directors, each nominated by the Ad Hoc Committee.

21                                  MANAGEMENT INCENTIVE PLAN

21.1                           A management incentive plan in the agreed form has been adopted prior to the date hereof for the top 7 employees in the Group (CEO and CFO of Bus and 5 managing directors of the operating companies).

21.2                           The exercise of the options under the plan will result in the issuance of new ordinary shires of Bus, which will dilute, pro rata, and on an equal ranking basis, the shares of the Controlling Shareholders and the Restructuring Shares of the Consenting Noteholders respectively.

22                                  CLOSING ARRANGEMENTS

22.1                           As soon as possible after completion of the Proceedings Steps or the satisfaction of Clause 19.4(b) hereof, the Restructuring Shares to which they are entitled shall be issued to Consenting Noteholders and, if applicable, to each of Goldman Sachs and Sch&qout;yen or to such person or persons as they may direct and in such proportions as they may direct, pursuant to the Private Subscription Steps, but only after each of them and Bus shall have executed the Shareholders’ Agreement.

22.2                           Unless it has previously by then been paid by Nordic, in which case Bus shall have no liability to the Controlling Shareholders, Bus shall, on the first business day after the day on which shares are issued pursuant to the Restructuring, make a payment to each of the Controlling Shareholders or the person(s) they nominate for the purpose and (in the proportions notified by them) of EUR 1.5 million in aggregate (but not with VAT in addition) either in cash or, if agreed by the Controlling Shareholders, in kind, towards the costs and expenses arising out of the collapse and/or unwinding of the BV structure and the costs of advice received by either of the Controlling Shareholders, or which they have procured to be provided to the directors of Bus, in relation to the Restructuring.

22.3                           Bus acknowledges that it will obtain a significant commercial benefit from the Controlling Shareholders entering into this Restructuring Agreement and that it considers its obligation in Clause 22.2, namely the guarantee of Nordic’s obligation to the Controlling Shareholders, to be reasonable.

23                                  ADDITIONAL MATTERS

23.1                           Restrictions on the Consenting Noteholders and the Senior Group Members

(a)                                  Each Consenting Noteholder and Senior Group Member hereby irrevocably agrees that it shall not sell, transfer or assign any of its Subordinated Notes and/or its Senior Notes as the case may be, any interest therein, or any Claim such Consenting Noteholder has released pursuant to Clause 14.1 or such Senior Group Member has released pursuant to Clause 15, to any Person (each a “transfer arrangement”) unless such Person prior to any transfer or assignment (a) enters into a written undertaking in favour of the other parties hereto in the form attached at Schedule C agreeing to be bound by the terms of this Restructuring Agreement as if such Person were a Consenting Noteholder or a Senior Group Member in respect of the Notes to which the sale, transfer or assignment relates, (b) procures the completion of an executed Deed of Adherence in accordance with Schedule D hereto, and (c) the Claim and the related Notes, and all rights and interests therein, are assigned to the same Person at the same time, provided that no Senior Group Member may enter into any transfer arrangement on any basis later than the 15th Business Day after the date of this Restructuring Agreement.

(b)                                 The Restructuring Shares to be issued to Consenting Noteholders pursuant to the Restructuring must be issued direct to Consenting Noteholders entitled to them and they shall be the only Shareholders of those shares. No assignment, transfer o r declaration oft rust of any interest in any such shares, or of any right to receive them pursuant to the Restructuring, or any Claim referred to in this Clause 23.1, will be effected at any time by any Consenting Noteholder or Shareholder except on terms that (i) the person in whose favour the assignment, transfer or trust is effected agrees in accordance with a contractually binding agreement governed by English law, for the benefit of each of the Released Persons, to be bound by the provisions of Clause 7, 8, 14, 15, 16, 17 and this Clause 23 of this Restructuring Agreement as if he were a Consenting Noteholder on the basis that each o f the Released Persons may enforce those provisions directly against him and (ii) all relevant Claims are transferred to the person to whom the beneficial interest in the Shares is transferred and at the same time.

(c)                                  No Consenting Noteholder who is also a Lender will syndicate, sub-participate or assign any right or interest in respect of the Mezzanine Facility except on terms that the person in whose favour the relevant transaction is effected agrees in accordance with a contractually binding agreement governed by English law, for the benefit of each of the Released Persons, to be bound by the provisions of Clauses 7, 8, 14, 15, 16 and this Clause 23 of this Restructuring Agreement as if he were a Consenting Noteholder on the basis that each of the Released Persons may enforce these provisions directly against him.

(d)                                 The provisions of this Clause 23 are intended to be directly enforceable by each of the Released Persons, irrespective of whether or not he or it is a party to this Restructuring Agreement, pursuant to the Contracts (Rights of Third Parties) Act 1999.

23.2                           Accession to this Restructuring Agreement

Consenting Noteholders who are not the original signatories to this Restructuring Agreement may enter into this Restructuring Agreement by delivering signature pages executed by them for attachment to this Restructuring Agreement. All Persons who so enter into this Restructuring Agreement will be entitled to the benefit of this Restructuring Agreement and will be subject to the burden of this Restructuring Agreement as if they had been original signatories to this Restructuring Agreement and shall complete the Deed of Adherence set out in Schedule D hereto.

23.3                           Publicity and Disclosure

(a)                                  The content and timing of the public disclosure by Bus and Nordic of the terms of the Restructuring, including this Restructuring Agreement, shall be agreed in advance between the Ad Hoc Committee, the Controlling Shareholders, Bus, Nordic and the Senior Group Members, and Bus and Nordic shall ensure that no public disclosures are made which breach any insider dealing or securities laws (including making or refraining from making any public statement).

(b)                                 Bus and Nordic shall, until the Termination Date, and subject always to compliance with their obligations to the United States Securities and Exchange Commission or Luxembourg Stock Exchange or other applicable Law, consult with the other parties before making any announcements regarding the Restructuring.

(c)                                  Except as may be required by applicable Law, or in order to enforce this Restructuring Agreement or to defend any proceedings in respect of the Restructuring, in each case on advice of counsel, Bus, Nordic, BV and the Controlling Shareholders shall not disclose except to each other (i) the identity of the Consenting Noteholders; or (ii) the amount of holdings of Subordinated Notes and/or Senior Notes of any Consenting Noteholder or Senior Group Member, without the prior written consent of the Consenting Noteholder or Senior Group Member. Bus and Nordic shall not be prohibited from disclosing the approximate aggregate holdings of the Subordinated Notes and/or Senior Notes of the Consenting Noteholders as a group, or the Senior Group Members’ holdings in the Senior Notes in the aggregate.

23.4                           Survival of Representations and Warranties

The parties hereto hereby agree that the representations and warranties contained in this Restructuring Agreement shall survive the execution and delivery of this Restructuring Agreement.

23.5                           Expenses

(a)                                  Subject to Clause 22.2 herein, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Restructuring Agreement and with its compliance with the terms of this Restructuring Agreement; provided, however that once it is in receipt of sufficient funds as a result of the Proposed

Financing, Bus and Nordic shall pay, or procure the payment of, those professional fees and expenses they have agreed in writing to pay.

(b)                                 Notwithstanding, and without limitation to the generality of, Clause 23.5(a), Nordic agrees:

(i)                                     to pay all outstanding fees and expense of the Senior Group Members’ Advisers up to and including the date of this Restructuring Agreement incurred in accordance with the terms of their respective engagement letters with Nordic (including the negotiation, preparation and execution of this Restructuring Agreement);

(ii)                                  during the Senior Group Members’ Standstill Period, not to terminate the engagement letters between it and the Senior Group Members’ Advisors; and

(iii)                               upon the Settlement Date to pay all outstanding fees and expense of the Senior Group Members’ Advisers up to and including the Settlement Date incurred in accordance with the terms of their respective engagement letters with Nordic (including with respect to the Senior Group Members’ Financial Advisers, on the basis that the achievement of the C/S Closing and the T/O Closing will constitute a “Consensual Restructuring Transaction” for the purposes of their engagement letter).

23.6                           Specific Performance

Each of the parties hereto acknowledges and agrees that a breach of this Restructuring Agreement by Bus, Nordic, the Controlling Shareholders, the Senior Group Members and/or the Consenting Noteholders would cause irreparable damage to each of the other parties and that they will not have an adequate remedy at law. Therefore, the obligations of Bus, Nordic, the Controlling Shareholders, the Senior Group Members and/or the Consenting Noteholders hereto under this Restructuring Agreement shall be enforceable by a decree or order for specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Restructuring Agreement or otherwise.

23.7                           Submission to Jurisdiction; Consent to Service of Process

(a)                                  The parties to this Restructuring Agreement irrevocably agree that the courts of England and Wales shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Restructuring Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

(b)                                 The parties to this Restructuring Agreement irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 23.7(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Restructuring Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(c)                                  Without prejudice to any other mode of service allowed under any relevant law, each of the parties hereto hereby consents to process being served by any party to this Restructuring Agreement in any suit, action or proceeding by the mailing by registered delivery of a copy thereof to those parties specified under Clause 23.12 hereof, which in the case of a Consenting Noteholder shall be Cadwalader.

23.8                           Entire Agreement; Amendments and Waivers

This Restructuring Agreement (including the Schedules and appendices hereto) and the other agreements referred to herein and other instruments duly executed by the parties including written arrangements between the Controlling Shareholders and Nordic relating to Clause 22.2) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Restructuring Agreement signed by Bus, Nordic, the Controlling Shareholders, the Senior Group Members and the Ad Hoc Committee. The waiver by any party hereto of a breach of any provision of this Restructuring Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

23.9                           Binding Effect; Third Party Rights; Assignment

This Restructuring Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Save for each of the Released Persons who shall have the benefit of Clauses 7, 8, 14, 15, 16 and this Clause 23 of this Restructuring Agreement, and save for Nordic and Nordic Holding who will have the benefit of Clause 11.2 hereto, nothing in this Restructuring Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Restructuring Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise. Except for any of the Consenting Noteholders who may transfer their rights and obligations hereunder, no assignment or transfer of this Restructuring Agreement or of any rights or obligations hereunder may be made by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

23.10                     Governing law

This Restructuring Agreement shall be governed by, and construed in accordance with, English law.

23.11                     Headings

The clause headings of this Restructuring Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Restructuring Agreement.

23.12                     Notices

All notices and other communications under this Restructuring Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Bus:

c/o Solna Strandväg 78
SE – 171 Solna
Sweden

Telephone: + 46 8 546 300 00
Facsimile: + 46 8 546 300 55
Attention: Per Skargard

With copies to:

Freshfields Bruckhaus Deringer
65 Fleet Street
London EC4Y 1HS

Telephone: +44 (0) 20 7936 4000
Facsimile: +44 (0) 20 7832 7001
Attention: Peter Bloxham

If to Nordic or Holding AB:

c/o Solna Strandväg 78
SE – 171 Solna
Sweden

Telephone: + 46 8 546 300 00
Facsimile: + 46 8 546 300 55
Attention: Per Skargard

With copies to:

Clifford Chance Limited Liability Partnership
10 Upper Bank Street
Canary Wharf
London E14 5JJ

Telephone: +44 (0) 20 7006 1000
Facsimile: +44 (0) 20 7006 5555
Attention: Nicholas Frome, Robert Trefny

If to BV:

c/o Executive Management Trust BV

Telephone:         +31 (0) 20 540 8989 (general)
Facsimile:           +31 (0) 20 540 8909

If to Goldman Sachs, The Honourable Richard Simon Sharp and/or Steven Richard Sher:

GS Capital Partners III, L.P.
GS Capital Partners III Offshore, L.P.
Goldman, Sachs & Co. Venvaltungs GmbH
c/o 133 Fleet Street

London EC4A 2BB

Telephone: + 44 20 7774 1000
Facsimile: + 44 20 7774 4477
Attention: The Honourable Richard Simon Sharp

With copies to:

Milbank Tweed Hadley & McCloy LLP
Dashwood House
69 Old Broad Street
London EC2M 1QS

Telephone: +44 (0) 20 7448 3000
Facsimile: +44 (0) 20 7448 3029
Attention: Timothy Emmerson

If to Sch&qout;yen, Frode Larsen and/or Harald Aernkvaern:

Sch&qout;yen Gruppen AS
Lysaker Torg 12
N1327 Lysaker
Norway

Telephone: + 47 67 83 29 29
Facsimile: + 47 67 83 29 30
Attention: Frode Larsen

If to any of the Senior Group Members to:

c/o Bingham McCutchen LLP
99 Gresham Street
London EC2V 7HG

Telephone: +44 (0) 20 7661 5300
Facsimile: +44 (0) 20 7661 5400
Attention: James Roome, James Terry, Philip Knott

If to any of the Consenting Noteholders to:

The Consenting Noteholders of Concordia Bus AB
c/o Cadwalader, Wickersham & Taft LLP
265 Strand
London WC2R 1BH

Telephone: +44 (0) 20 7 170 8700
Facsimile: +44 (0) 20 7170 8600

Attention: Andrew Wilkinson, Justin Bickle

23.13                     Severability

If any provision of this Restructuring Agreement other than Clauses 14, 15, 22 or 23 is invalid or unenforceable, the balance of this Restructuring Agreement shall remain in effect.

23.14                     Further Assurance

Each Party shall do o r procure the doing of all acts and/or execute or procure the execution of all documents which are reasonably necessary for giving fill effect to its obligations under this Restructuring Agreement and securing the full benefit of the rights, powers and remedies conferred upon them by this Restructuring Agreement.

23.15                     Construction

The parties hereto have participated jointly in the negotiation and drafting of this Restructuring Agreement. In the event an ambiguity or question of intent or interpretation arises, this Restructuring Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue o f the authorship o f any of the provisions o f this Restructuring Agreement. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

23.16                     Counterparts

(a)                                  This Restructuring Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

(b)                                 Transmission by fax of an executed counterpart of this Restructuring Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

[SIGNATURES BEGIN ON NEXT PAGE]

RESTRUCTURING AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be executed by their respective officers thereunto duly authorised as of the date first written above.

CONCORDIA BUS AB

By:	/s/ STEVEN SHER
	Name: STEVEN SHER	HARALD ARNKVAERN
Title:

CONCORDIA BUS NORDIC AB

By:	/s/ RAGNAR NORBACK
Name: RAGNAR NORBACK
Title: DIRECTOR

CONCORDIA BUS BV

By:	/s/ HARALD ARNKVAERN
Name: HARALD ARNKVAERN
Title:

CONCORDIA BUS HOLDING AB

By:	/s/ STEVEN SHER
	Name: STEVEN SHER	HARALD ARNKVAERN
Title:

GS CAPITAL PARTNERS III, L.P.
By:	GS Advisors III, L.L.C.
Its General Partner

By:	/s/ STEVEN SHER
Name: STEVEN SHER
Title:

GS CAPITAL PARTNERS III OFFSHORE, L.P.
By:	GS Advisors III, L.L.C.
Its General Partner

By:	/s/ STEVEN SHER
Name: STEVEN SHER
Title:

GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

By:	/s/ STEVEN SHER
Name: STEVEN SHER
Title:

By:

Name:
Title:

SCHØYEN GRUPPEN AS

By:	/s/ HARALD ARNKVAERN
Name: HARALD ARNKVAERN
Title:

CENTAURUS CAPITAL LIMITED (as a Senior Group Member in respect of EUR 33,750,000 Senior Notes)

By:	/s/ RANDEL FREEMAN
Name: RANDEL FREEMAN
Title: DIRECTOR OF CENTAURUS CAPITAL LIMITED

CITIGROUP GLOBAL MARKETS LIMITED (as a Senior Group Member in respect of EUR 10,205,000 Senior Notes)

By:	/s/ GAVIN O’NEILL
Name: GAVIN O’NEILL
Title: DIRECTOR ON BEHALF OF GLOBAL SPECIAL SITUATIONS GROUP

JP MORGAN CHASE BANK, N.A. AS AGENT (as a Senior Group Member in respect of EUR 22,600,000 Senior Notes)

By:	/s/ GJ KOOMEN
Name: GJ KOOMEN
Title: MANAGING DIRECTOR

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
Bear, Stems & Co Inc

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
Name: GREGORY HANLEY
383 Madison Avenue	Print Name of authorized person
New York
10179
U.S.A	Title: SENIOR MANAGING DIRECTOR
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009

Please provide details of the following (where known):

Custodian Name:

Custodian Address:

Clearing system through which Notes are held (please delete as applicable):

Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
Shinsei Opportunity Trust - Bluebay High
Yield Sub-Trust

Caledonian House, PO Box 1043 GT, 69 Dr	By:
Roy’s Drive, George Town, Grand Cayman	If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.

Name: GINA GERMANO
Print Name of authorized person

Title: PORTFOLIO MANAGER
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:

BROWN BROTHERS HARRIMAN

Custodian Address:

33, BD PRINCE HENRI, B P.403 L-2014
LUXEMBOURG

Clearing system through which Notes are held: Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
PM157

C/o BlueBay Asset Management Limited	By:
Times Place	If an entity, signature of authorized person
45 Pall Mall	signing on such Consenting Noteholders’
London	behalf.
SWlY 5JG

Name: GINA GERMANO
Print Name of authorized person

Title: PORTFOLIO MANAGER
Title of authorized Person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:

NORTHERN TRUST COMPANY

Custodian Address:	50 BANK STREET, CANARY WHARF, LONDON El4 5NT

Clearing system through which Notes are held (please delete as applicable): Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
BlueBay Funds - BlueBay High Yield Bond
Fund

33 Boulevard Prince Henri, B.P 403, L-2014	By:
Luxembourg	If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.

Name: GINA GERMANO
Print Name of authorized person

Title: PORTFOLIO MANAGER
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:	BROWN BROTHERS
HARRIMAN

Custodian Address:	33, BD PRINCE HENRI, B.P 403 L-2014
LUXEMBOURG

Clearing system through which Notes are held (please delete as applicable):

Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
The BlueBay High Yield (Master) Fund
Limited

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.

M&C Corporate Services Limited, 113 South	Name: GINA GERMANO
Church Street, Ugland House, PO Box 309,
George Town, Grand Cayman, Cayman
Islands, British West Indies
Print Name of authorized person

Title: PORTFOLIO MANAGER
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:
CITIGROUP

Custodian Address:	CITIGROUP CENTRE 2, 25 CANADA SQUARE, CANARY
WHARF, LONDON El4 5LB

Clearing system through which Notes are held (please delete as applicable): Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
DCHY

C/o BlueBay Asset Management Limited	By:
Times Place	If an entity, signature of authorized person
45 Pall Mall	signing on such Consenting Noteholders’
London	behalf.
SWlY 5JG

Name: GINA GERMANO
Print Name of authorized person

Title: PORTFOLIO MANAGER
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:	JP MORGAN
AG

Custodian Address:	JUNGHOFSTRASSE 14, 60311 FRANFURT AM MAIN,
GERMANY

Clearing system through which Notes are held (please delete as applicable):

Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
MELCHIOR CDO I. S .A
33 BOULEVARD DU PRINCE HENRI
L-1724 LUXEMBOURG
By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
Name: DOMINIC POWELL
Print Name of authorized person

City, State and Postal Code

Title: HEAD OF INVESTMENT
SOLUTIONS
Title of authorized person
Country

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009

Please provide details of the following (where known):

Custodian Name:	JP MORGAN CHASE BANK, LONDON
BRANCH

Custodian Address:	TRINITY TOWER, 9 THOMAS MORE STREET ElW
9YT

Clearing system through which Notes are held (please delete as applicable): Euroclear /

Clearstream / Depositary Trust Company (DTC)

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of             July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
LONE STAR INTERNATIONAL
FINANCE LIMITED

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
HSBC HOUSE, HARCOURT CENTRE,
HARCOURT ST, DUBLIN 2, IRELAND
Name: EILEEN RONAYNE
Print Name of authorized person

Title: ALTERNATE DIRECTOR FOR JOHN
HENNESSY
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009

Please provide details of the following (where known):

Custodian Name:

Custodian Address:

Clearing system through which Notes are held (please delete as applicable):

Euroclear / Clearstream / Depositary Trust Company (DTC)

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of              July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
HILLSIDE APEX FUND LIMITED

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
C/O APPLEBY CORPORATE SERVICES
(CAYMAN) LIMITED
CLIFTON HOUSE, 75 FORT STREET	Name: DOUGLAS MACKAY
PO BOX 1350 GT, GRAND CAYMAN	Print Name of authorized person

Title: ALTERNATE DIRECTOR TO
ROBERT KING
Title of authorized person

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:	BAFUNGS (GUERNSEY)
LIMITED

Custodian Address:	BARINGS IRELAND, IFSC HOUSE, IFSC, DUBLIN 1,
IRELAND

Clearing system through which Notes are held (please delete as applicable): Euroclear

Barings (Guernsey) Limited e/c 94689

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of              July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
GRUSS DISTRESSED OPPORTUNITY
MASTER FUND LTD

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
Name: HOWARD GUBERMAN
Print Name of authorized person

City, State and Postal Code

Title: VICE PRESIDENT
Title of authorized person
Country

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009

Please provide details of the following (where known):

Custodian Name:	MORGAN
STANLEY

Custodian Address:	1221 AVENUE OF THE AMERICAS, NEW YORK, NY
10020

Clearing system through which Notes are held (please delete as applicable):

Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of              July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
AVENUE EUROPE INTERNATIONAL
MANAGEMENT LLC

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
25 KNIGHTSBRIDGE	Name: MARC LASRY
LONDON SWlX 7RZ	Print Name of authorized person
UNITED KINGDOM
City, State and Postal Code

Title:
Title of authorized person
Country

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:
CITIGROUP

Custodian Address:	NEW YORK,
NY

Clearing system through which Notes are held (please delete as applicable):

Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of              July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
FIDELITY INVESTMENTS
INTERNATIONAL FOR AND ON
BEHALF OF FIDELITY FUNDS SICAV
EUROPEAN HIGH YIELD

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
Oakhill House, 130 Tonbridge Road,	Name: RICHARD WANE
Hildenborough, Tonbridge, Kent, TN11 9DZ
UK	Print Name of authorized person

City, State and Postal Code
Title: Director for and on behalf of Fidelity
Investments International for and on behalf of
Fidelity Funds SICAV
Title of authorized person
Country

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:	BBH

Custodian Address:	BROWN BROTHERS HARRIMAN (LUX) SCA, 33
BOULEVARD PRINCE HENRI, BP-403, L-2014,
LUXEMBOURG

Clearing system through which Notes are held (please delete as applicable): Euroclear

*      Confidential treatment requested.

RESTRUCTURING AGREEMENT SIGNATURE PAGE

The undersigned hereby authorises this Restructuring Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Restructuring Agreement dated as of              July 2005, or counterparts thereof.

Print name of Consenting Noteholder	Signature of Consenting Noteholder, if an
individual
FIDELITY INVESTMENT SERVICES
LIMITED AS AUTHORISED
CORPORATE DIRECTOR FOR AND ON
BEHALF OF FIDELITY INVESTMENT
FUNDS ICVC - Fidelity Extra Income Fund

By:
If an entity, signature of authorized person
signing on such Consenting Noteholders’
behalf.
Record Address of Consenting Noteholder
Oakhill House, 130 Tonbridge Road,	Name: RICHARD WANE
Hildenborough, Tonbridge, Kent, TN11 9DZ
Print Name of authorized person

City, State and Postal Code

Title: Director for and on behalf of Fidelity
Investments International for and on behalf of
Fidelity Funds SICAV
Title of authorized person
Country

The Consenting Noteholder shall also complete the following

Insert face amount of Notes owned:

EUR 160,000,000 11% Senior Subordinated Notes due 2010	[*]

EUR 130,000,000 9.125% Senior Secured Notes due 2009	[*]

Please provide details of the following (where known):

Custodian Name:	JP
MORGAN

Custodian Address:	JP MORGAN CHASE, 1 CHASESIDE, BOURNEMOUTH, BH7
7DA

Clearing system through which Notes are held (please delete as applicable): Euroclear

*      Confidential treatment requested.

SCHEDULE A

FINANCING TERM SHEET

Summary of Mezzanine Facility
General Terms and Conditions

Purpose:

This term sheet (the “Term Sheet”) outlines the key features of the two-tranche mezzanine facility that the Lenders propose to make available to the applicable Borrower for liquidity, working capital and other purposes, as agreed between the Borrowers and the Lenders from time to time (the “Mezzanine Facility”).

Borrowers:	Tranche A: Concordia Bus AB (“Bus”)

Tranche C: Concordia Bus Nordic Holding AB (“Holding”).

Lenders:	The financial institutions signatory to a Commitment Letter, whick collectively are hereinafter referred to as the “Lenders”.

Security Agent:	Citigroup Trustee Company Limited.

Facility Agent:	Deutsche Bank Luxembourg S.A.

Security:	As specified in the attachments hereto, relating to Tranches A and C.

Final Maturity:	1 February 2010.

Representations, Warranties, Remedies and other Provisions:

The Mezzanine Facility Agreement will include information covenants, events of default and other provisions based on those which were given in connection with the EUR 130 million 9.125% Senior Secured Notes due August 2009 (the “Senior Notes”) and/or are contained in the indenture to the Senior Notes (the “Senior Indenture”), but with such modifications as are necessary to take into account the facts and financial circumstance relating to each Borrower, to include withholding tax gross up, indemnification, breakage and enforcement, modification costs, compensation for increased costs, compliance with capital adequacy requirements, illegality and market disruption.

Conditions to funding of Proposed Financing:

The Lenders’ several obligations to fund their respective commitments on each date of drawdown is subject to the satisfaction (or waiver by each of them) of (i) the particular conditions applicable to each Tranche (if any) and (ii) the following conditions:

(a) a binding Restructuring Agreement having been signed, inter alia, by Bus, Concordia Bus Nordic AB (“Nordic”), Holding, the Controlling Shareholders (as defined therein), the Senior

Group Members (as defined therein) and Consenting Noteholders (as defined therein) entitled to exercise commitments in respect of not less than 75% in aggregate principal amount of the outstanding Subordinated Notes (the “Binding Restructuring Agreement”) and remains in effect, providing, inter alia, for the exchange of the existing EUR 160 million 11% Senior Subordinated Notes due February 2010 (the “Subordinated Notes”) (including all accrued interest) for ordinary shares of Bus representing on s primary basis at least 97.5% of the issued ordinary share capital of Bus (the “Restructuring”);

(b)

none of Nordic, Holding, or Bus shall have commenced a voluntary proceeding, nor shall an involuntary proceeding have been commenced against any of them, under Chapter 11 of Title 11 of the U.S. Code or any other applicable insolvency or moratorium legislation save for the commencement of Swedish moratorium or reorganisation proceedings in respect of Bus;

(c)

all definitive legal documents with respect to the Proposed Financing (the “Finance Documents”), including legal opinions, shall have been prepared and accepted by the Lenders and their legal counsel engaged in relation to the Proposed Financing, and each of the Borrowers shall have represented in writing to the Lenders that it is in compliance with the terms of the Finance Documents;

(d)

payment (simultaneously with drawdown) by the Borrowers in relation to each respective Tranche, of the Commitment and Funding Fees in the amount, at the time and in the manner set forth in the Fees Letter and all other fees then due and payable, plus all other reasonable costs and expenses of the Lenders not previously paid arising in connection with the Proposed Financing or the Restructuring;

(e)	satisfaction of all appropriate corporate conditions precedent (i.e. due incorporation; due authorisation) in respect of the Borrower; and

(f)

Holding, after having made all reasonable enquiries of the Finance Director and Chief Executive of Nordic, shall have represented in writing to the Lenders that, according to the results of such inquiries, (i) all information that has been requested by or on behalf of the Lenders (the “Disclosed Information”) has been disclosed to the Lenders, (ii) the Disclosed Information (except for financial projections) is accurate in all material respects, (iii) the Disclosed Information is not rendered misleading by the omission of other information, known to Bus or Holding but not disclosed and (iv) the financial projections provided to the

Lenders were made in good faith by the directors of Nordic and are based on assumptions which the directors of Nordic believe to be reasonable and appropriate.

Security Agency Fee:

Bus or Holding (as applicable) will pay to the Security Agent under the definitive agreement for the Mezzanine Facility an annual: security agency fee of EUR 25,000 (pro-rata in accordance with the amount owed by each of them under the Mezzanine Facility). The first payment of such agency fee shall be made on the first date a drawing is made under the Mezzanine Facility and thereafter such fee shall be paid annually in advance (on each anniversary of the initial payment) for as long as any amount remains outstanding under the Mezzanine Facility or any commitment thereunder remains in force. Upon the first drawdown under the Mezzanine Facility, Bus or Holding (as applicable) will also pay to the Security Agent all of the costs and expenses (including, without limitation, legal fees and an acceptance fee of EUR 30,000) incurred by the Security Agent in relation to the Mezzanine Facility pro rata in accordance with the amount owed by each of them under the Mezzanine Facility.

Facility Agency Fee:

Bus or Holding (as applicable) will pay to the Facility Agent under the definitive agreement for the Mezzanine Facility an annual Facilities fee of EUR 85,000 (pro-rata in accordance with the amount owed by each of them under the Mezzanine Facility). The first payment of such fee shall be made on the first date a drawing is made under the Mezzanine Facility and thereafter such fee shall be laid annually in advance (on each anniversary of the initial payment) for as long as any amount remains outstanding under the Mezzanine Facility or any commitment thereunder remains in force. Upon the first drawdown under the Mezzanine Facility, Bus or Holding (as applicable) will also pay to the Facility Agent all of the costs and expenses (including, without limitation, legal fees) incurred by the Facility Agent in relation to the Mezzanine Facility Fro rata in accordance with the amount owed by each of them under he Mezzanine Facility.

Majority Mezzanine Lenders:	shall mean the Majority Tranche A Lenders and the Majority C Lenders.

TRANCHE A

Principal Amount:	EUR 45 million (inclusive of amounts required to refinance Tranche C as provided herein).

Borrower:	Bus.

Purpose:

Funds borrowed under Tranche A shall be applied in accordance with the agreed costs schedule (the “Agreed Costs Schedule”) produced by Alvarez & Marsal Europe Limited as financial advisers to Nordic and agreed by Houlihan Lokey Howard & Zukin (Europe) Limited as financial advisers to the Lenders and the structure paper (the “Structure Paper”) agreed between the Borrowers and the Lenders.

Availability and Drawdown:	From the date (the “Closing Date”) on which the Restructuring closes to the date which is 10 Business Days following the Closing Date. Tranche A must be drawn in a single drawing.

Security:	A pledge by Bus over its entire shareholding in Holding in favour of the Security Agent.

A first ranking pledge by Bus of its rights under the Subordinated Loan Agreement dated 28 February 2002, as replaced by the agreement signed on 22 December 2003 and as amended from time to time (the “Subordinated Shareholder Loan”).

A first ranking pledge by Bus of its rights and interest under the remaining SEK 80 million capital contributions due from Nordic, have been assigned to it by Holding (the “Intragroup Capital Contribution”).

Ranking:	Tranche A borrowings shall rank as senior secured debt of Bus and benefit from the pledges set out in Security above.

Interest Rate:

Tranche A shall bear interest at an annual rate equal to the sum of (i) 6-month EURIBOR plus 650bps (the “Cash Interest”) and (ii) 650bps (the “Compounded Interest”). Cash Interest and Compounded Interest shall be calculated on a 360-day basis and shall be paid or credited, respectively, semi-annually in arrears on each 15 June and 15 December (each an “Interest Payment Date”), commencing 15 December 2005. Compound Interest shall accrue and, on each Interest Payment Date, be added to the then accreted principal amount. If Bus shall not have available to it funds sufficient to pay when due the Cash Interest component in cash, such Cash Interest component shall on such Interest Payment Date be added to the then accreted principal mount and shall bear interest as if it were principal unless and until such unpaid interest is duly paid in cash, which it may be, without any penalty, at any time during the succeeding interest payment period.

Optional Redemption:	During a one year period following the initial draw–Non-callable.

During a one year period following the first anniversary of the initial draw–Callable at par plus the sum of 6-month EURIBOR and 650bps.

During a one year period following the second anniversary of the initial draw–Callable at par plus 0.50 times the sum of 6-month EURIBOR and 650bps.

During a one year period following the third anniversary of the initial draw Callable at par plus 0.25 times the sum of 6-month EURIBOR and 650bps.

After the fourth anniversary of the initial draw–Callable at par.

For the avoidance of doubt, callable at par means that Tranche A is callable at an amount equal to the sum of (i) the then accreted principal, (ii) costs and expenses incurred and (iii) interest accrued (including the Cash Interest and Compounded Interest components) and unpaid or uncredited until the date of prepayment.

Mandatory Redemption:

Change of control (for these purposes, defined as the acquisition by a single person or group, other than a Permitted Holder (defined as each Consenting Noteholder which signs the Restructuring Agreement and receives Restructuring Shares (as defined therein)) of 35% or more of Bus’, Holding’s or Nordic’s voting shares, pursuant to a bona fide transaction at arm’s length, and the ownership by such person or group of a voting share percentage which exceeds that of Permitted Holders generally).

Amortisation:	None. Single bullet repayment.

Commitment Fee:	As detailed in the Fees Letter.

Funding Fee:	As detailed in the Fees Letter.

Majority Tranche A Lenders:	66 2/3%.

TRANCHE C

Principal Amount:	EUR 25 million.

Borrower:	Holding.

Use of Proceeds:	Funds borrowed under Tranche C shall be applied in accordance with the Agreed Costs Schedule and the Structure Paper.

Availability and Drawdown:	From the date of the Mezzanine Facility Agreement to and including the earlier of the Closing Date and 31 December 2005.

Security:	A first ranking pledge by Holding of its rights under the Subordinated Shareholder Loan.

A first ranking pledge by Holding over the bank account to which all moneys in respect of the Subordinated Shareholder Loan and Intragroup Capital Contribution are to be paid.

A pledge by Holding of its rights and interests under Intragroup Capital Contribution, as have been assigned to it by Bus.

Ranking:	Tranche C shall rank as senior secured debt of Holding and shall benefit from the security outlined above.

Interest Rate:

Tranche C shall bear interest at an annual rate equal to the sum of (i) 6-month EURLBOR plus 650bps (the “Cash Interest”) and (ii) 650bps (the “Compounded Interest”). Cash Interest and Compounded Interest shall be calculated on a 360-day basis and shall be paid or credited, respectively, semi-annually in arrears on each 15 June and 15 December (each an “Interest Payment Date”), commencing 15 December 2005. Compounded Interest shall accrue and, on each Interest Payment Date, be added to the then accreted principal amount. If Holding shall not have available to it funds sufficient to pay when due the Cash Interest component in cash, such Cash Interest component shall on such Interest Payment Date be added to the then accreted principal amount and shall bear interest as if it were principal unless and until such unpaid interest is duly paid in cash, which it may be, without any penalty, during the succeeding interest payment period.

Mandatory Prepayment:	On the date that Tranche A is first drawn, Holding shall prepay Tranche C in full, plus all accrued but unpaid Cash Interest and Compound Interest thereon.

Mandatory Redemption:

Change of control (for these purposes, defined as the acquisition by a single person or group, other than a Permitted Holder (defined as each Consenting Noteholder which signs the Binding Restructuring Agreement and receives Restructuring Shares) of 35% or more of Bus’, Holding’s or Nordic’s voting shares, pursuant to a bona fide transaction at arm’s length, and the ownership by such person or group of a voting share percentage which exceeds that of Permitted Holders generally).

Amortisation:	None. Single bullet repayment (subject to Mandatory Prepayment above).

Commitment Fee:	As detailed in the Fees Letter.

Funding Fee:	As detailed in the Fees Letter.

SCHEDULE B

SUBORDINATED INDENTURE AMENDMENTS

The proposed Subordinated Indenture Amendments to the Subordinated Indenture will be contained in a Supplemental Indenture. The following is a summary of the Subordinated Indenture Amendments. Capitalized terms used but not defined in the following summary have the meanings assigned to them in the Subordinated Indenture.

The Supplemental Indenture will, in substance, eliminate the following covenants and other provisions (and the definitions related thereto) of the Subordinated Indenture:

•                  Corporate Existence – clause 1004;

•                  Maintenance of Properties – clause 1005;

•                  Payment of Taxes and Other Claims – clause 1006;

•                  Maintenance of Insurance – clause 1007;

•                  Limitation of Indebtedness and Issuance of Disqualified Share Capital and Preferred Shares – clause 1008;

•                  Limitation on Restricted Payments – clause 1009;

•                  Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries – clause 1010;

•                  Limitation on Liens – clause 1011;

•                  Limitation on Sale and Leaseback Transactions – clause 1012;

•                  Limitation on Transactions with Affiliates and Related Persons – clause 1013;

•                  Limitation on Sales and Issuance of Equity Interests in Restricted Subsidiaries – clause 1016;

•                  Limitation on Issuances of Guarantees of Indebtedness – clause 1017;

•                  Provision of Financial Information – clause 1019;

•                  Statement of Officers as to Default; Compliance Certificate – clause 1020;

Events of Default

•                  Breach of covenant – clauses 501(3) and (4);

•                  Cross-default – clauses 501(5), (6), (9) and (10);

•                  Insolvency default – clauses 501(11), (12);

Other

•                  Acceleration – clause 502;

•                  Waiver of Stay or Extension Laws – clause 515;

•                  Consolidation, Merger etc – clause 801(1)(b) and (d) (referring to Consolidated Net Worth / Fixed Charge Coverage Ratios);

•                  Successor Substituted – clause 802; and

•                  Conditions to Defeasance – clause 1304(2)(a).

The Subordinated Indenture Amendments will constitute a single proposal and a Consenting Noteholder must consent to the Subordinated Indenture Amendments in their entirety and may not consent selectively with respect to certain Subordinated Indenture Amendments.

Each of the annexes to the Subordinated Indenture will be supplemented, modified and amended as necessary to make the terms of such annexes consistent with the terms of the Subordinated Indenture, as amended by the Subordinated Indenture Amendments.

The Subordinated Indenture Amendments will be effected by a Supplemental Indenture, which will be executed at or promptly following the date the requisite consents have been obtained. Although the Supplemental Indenture will be executed at or promptly following the date the requisite consents have been obtained, the Subordinated Indenture Amendments will not become operative until the Effective Date.

SCHEDULE C

FORM OF NOTICE BY CONSENTING NOTEHOLDER OR SENIOR GROUP
MEMBER IN ACCORDANCE
WITH CLAUSE 23.1

[ON CONSENTING NOTEHOLDER’S OR SENIOR GROUP MEMBER’S
LETTERHEAD]

Re:

Concordia Bus AB’s EUR 160 million 11% Senior Subordinated Notes due 2010 (the “Subordinated Notes”) and Concordia Bus Nordic AB’s EUR 130 million 9.125% Senior Secured Notes due 2009 (the “Senior Notes”)

To :
Concordia Bus AB (“Bus”)
Concordia Bus Nordic AB (“Nordic”)
Concordia Bus Holding AB (“Holding AB”)
C/O Solna Strandväg 78
SE — 171 Solna
Sweden

Telephone: + 46 8 546 300 00
Facsimile: + 46 8 546 300 55
Attention: Per Skargard

Concordia Bus BV (“BV”)
c/o Executive Management Trust BV

Telephone: + 3 1 (0) 20 540 8989 (general)
Facsimile: + 3 1 (0) 20 540 8909

GS Capital Partners III, L.P.
GS Capital Partners III Offshore, L.P.
Goldman, Sachs & Co. Verwaltungs GmbH
C/O 133 Fleet Street
London EC4A 2BB

Telephone: + 44 20 7774 1000
Facsimile: + 44 20 7774 4477
Attention: The Honourable Richard Simon Sharp

Sch&qout;yen Gruppen AS (“Sch&qout;yen”)
Lysaker Torg 12
Nl327 Lysaker
Norway

Telephone: + 47 67 83 29 29
Facsimile: + 47 67 83 29 30
Attention: Frode Larsen

We hereby state as follows:

1.                                 We have executed a copy of a restructuring agreement dated as of            July 2005 among Bus, Nordic, BV, Holding AB, Goldrnan Sachs, Sch&qout;yen, the Senior Group Members and the Consenting Noteholders signatories thereto (the “Restructuring Agreement”) in connection with the Restructuring, inter alia, of the Subordinated Notes. Capitalised terms used in this notice are defined in the Restructuring Agreement unless otherwise stated.

2.                                 At the time of executing the Restructuring Agreement we either were the beneficial owner of, or were performing investment management services on behalf of the beneficial owner of, in aggregate EUR [•] face amount of Subordinated Notes and/or EUR [•] face amount of Senior Notes as was set forth upon the signature page thereto. Each of these EUR [•] face amount of Subordinated Notes and/or EUR [•] face amount of Senior Notes were offered by us in support of the Restructuring in accordance with the terms of and subject to the conditions set forth in the Restructuring Agreement.

3.                                  According to Clause 23.1 of the Restructuring Agreement, we agreed not to sell, transfer or assign any of our Subordinated Notes and/or Senior Notes or any voting interest therein, or any Claim which we may have against Bus or any of its subsidiaries or any Released Persons in accordance with [Clause 14] [Clause 15](1) therein to any Person who was not another Consenting Noteholder during the term of the Restructuring Agreement unless such Person, prior to any transfer or agreement, entered into a written undertaking in favour of the other parties to the Restructuring Agreement as if such Person was a Consenting Noteholder and executed a Deed of Adherence.

We hereby give notice in accordance with CIause 23.1 of the Restructuring Agreement and having regard to our obligations under Clause 23.1 as aforesaid, that(1)

EITHER:

On [•], 2005 we sold EUR [•] face amount of our Subordinated Notes and/or EUR [•] face amount of Senior Notes to [•](1) which represented to us that it was a Consenting Noteholder and furnished to us an executed copy of the Restructuring Agreement, the signature page of which is attached hereto.

(1)           Enter name and contact details for Consenting Noteholder.

OR:

On [•], 2005 we sold EUR [•] face amount of our Subordinated Notes and/or EUR [•] face amount of Senior Notes to [•](2) which represented to us that it was not a Consenting Noteholder but which has now signed the Restructuring Agreement and executed the Deed of Adherence (a copy of which is attached to this notice).

Please contact us should you have any queries.

Yours sincerely

[CONSENTING NOTEHOLDER] [SENIOR GROUP MEMBER]

cc: Clifford Chance Limited Liability Partnership
10 Upper Bank Street
Canary Wharf
London El4 5JJ

Telephone: +44 (0) 20 7006 1000
Facsimile: +44 (0) 20 7006 5555
Attention: Nicholas Frome, Robert Trefny

The Ad Hoc Committee of Subordinated Noteholders of Concordia Bus AB
c/o Cadwalader, Wickersham & Taft, LLP
265 Strand
London WC2R 1BH

Telephone: +44 (0)20 7 170 8700
Facsimile: +44 (0)20 7170 8600
Attention: Andrew Wilkinson, Justin Bickle

The Senior Group Members
c/o Bingham McCutchen LLP
99 Gresham Street
London EC2 7HB

Telephone: +44 (0)20 7661 5300
Facsimile: +44 (0)20 7661 5400
Attention: James Roome, James Terry, Philip Knott

(2)           Enter name and contact details for new beneficial owner of the Subordinated Notes.

FORM OF UNDERTAKING BY NEW NOTEHOLDER IN ACCORDANCE
WITH CLAUSE 23.1

[ON NEW NOTEHOLDER’S LETTERHEAD]

Re:	Concordia Bus AB’s EUR 160 million 11% Senior Subordinated Notes due 2010 (the “Subordinated Notes”)

To :
Concordia Bus AB
Concordia Bus Nordic AB
Concordia Bus Holding AB
c/o Solna Strandväg 78
SE – 171 Solna
Sweden

Telephone: + 46 8 546 300 00
Facsimile: + 46 8 546 300 55
Attention: Per Skargard

Concordia Bus BV
c/o Executive Management Trust BV

Telephone: + 31 (0) 20 540 8989 (general)
Facsimile: + 31 (0) 20 540 8909

GS Capital Partners III, L.P.
GS Capital Partners III Offshore, L.P.
Goldman, Sachs & Co. Verwaltungs GmbH
C/O 133 Fleet Street
London EC4A 2BB

Telephone: + 44 20 7774 1000
Facsimile: + 44 20 7774 4477
Attention: The Honourable Richard Simon Sharp

Sch&qout;yen Gruppen AS
Lysaker Torg 12
Nl327 Lysaker
Norway

Telephone: + 47 67 83 29 29
Facsimile: + 47 67 83 29 30
Attention: Frode Larsen

We hereby confirm and undertake as follows:

1.                                 We have executed a Deed of Adherence in connection with the Restructuring of the Subordinated Notes. Capitalised terms used in this undertaking are defined in the Restructuring Agreement unless otherwise stated.

2.                                  In entering into the Deed of Adherence we agree to be bound by the terms of the Restructuring Agreement, including Clauses 7, 14, 16, 17, 22 and 23 thereof and, as if we were, and had been since the date of the Restructuring Agreement, a Consenting Noteholder in relation to EUR [•] face amount of Subordinated Notes and EUR [•] face amount of Senior Notes. We attach an executed copy of the Deed of Adherence and a Restructuring Agreement Signature Page for your records.

3.                                  We confirm that we are either beneficial owners of, or perform investment management services on behalf of the beneficial owners of, EUR [•] face amount of Subordinated Notes and EUR [•] face amount of Senior Notes. Each of these Subordinated Notes and Senior Notes are offered by us in support of the Restructuring in accordance with the terms of and subject to the conditions set forth in the Restructuring Agreement.

Please contact us should you have any queries.

Yours sincerely

[NEW NOTEHOLDER]

cc:	Clifford Chance Limited Liability Partnership
10 Upper Bank Street
Canary Wharf
London E14 5JJ

Telephone: +44 (0) 20 7006 1000
Facsimile: +44 (0) 20 7006 5555
Attention: Nicholas Frome, Robert Trefny

The Ad Hoc Committee of Subordinated Noteholders of Concordia Bus AB
c/o Cadwalader, Wickersham & Taft, LLP
265 Strand
London WC2R 1BH

Telephone: +44 (0)20 7 170 8700
Facsimile: +44 (0)20 7170 8600
Attention: Andrew Wilkinson, Justin Bickle

SCHEDULE D

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the [•] day of [•] 2005 by [Name of Transferee] (the “Covenantor”) and is supplemental to the Restructuring Agreement dated the            day of July 2005 and made between the parties thereto (the “Restructuring Agreement”).

IT IS AGREED as follows:

Words and expressions defined in the Restructuring Agreement shall have the same meaning in this Deed.

The Covenantor confirms that it has been supplied with a copy of the Restructuring Agreement and hereby covenants with the parties thereto, and the persons entitled to enforce certain provisions despite not being parties, to perform and to be bound by all of the terms of the Restructuring Agreement (including, without limitation, Clauses 7, 14, 16, 17, 22 and 23 thereof) to the intent and effect that the Covenantor shall be deemed with effect from the date of this Deed to be a party to the Restructuring Agreement in the same capacity and with the same rights and obligations attributable to the original signatory to the Restructuring Agreement from which the interest being transferred derived.

This Deed of Adherence shall be governed by and construed in accordance with the laws of England and Wales.

IN WITNESS whereof we have executed and delivered this Deed of Adherence as a deed on the date appearing at the head of the document.

EXECUTED AS A DEED

By [Name of Transferee]	)
acting by	)
)

Director

Director/Secretary

Face amount of Subordinated Notes subject to this Deed

Face amount of Senior Notes subject to this Deed

SCHEDULE E

SUMMARY OF PRIVATE SUBSCRIPTION STEPS AND PROCEEDINGS STEPS

(Clause 19 of the Restructuring Agreement)

A                                       Proceedings Stem

A.1                             Bus must make an application to the District Court in Stockholm to commence the Swedish Reorganisation Proceedings promptly after closing of the Third Party Tender Offer and the Revised Consent Solicitation. The identity of the administrator to administer those proceedings shall, subject to the court’s approval, have been previously agreed between Bus and the Ad Hoc Committee.

A.2                             If the court allows Bus to enter into the proposed Swedish Reorganisation Proceedings, then a moratorium will be granted to Bus against creditors’ claims and the court will set a date for the meeting of creditors (borgenärssamrnanträde). The creditors’ meeting must take place within three weeks from the date of the decision of the court.

A.3                             Bus will, within a further three Business Days, then apply for a Public Composition procedure of the creditors to take place. If approved, the court will set a date on which the creditors may vote on the application for a Public Composition proposal, which meeting shall be held three to five weeks after the courts’ approval of the Public Composition procedure. The Consenting Noteholders shall be irrevocably bound to vote in favour of the Public Composition procedure by virtue of their signatures to the Restructuring Agreement.

A.4                             The Public Composition sought by Bus and agreed to by the Consenting Noteholders and Bus shall comprise (i) the reduction o f the face amount of 100% o f the Subordinated Notes from 100% down to 25% (or such lower percentage as may be agreed by the court), (ii) such changes to the reduced debt obligation relating to denomination, priority and interest as may be agreed by the court, (iii) an agreement by each Consenting Noteholder to irrevocably tender that reduced debt obligation to Bus in consideration for receiving Restructuring Shares outside of the Swedish court process on the basis described in B.3 below, (iv) irrevocable agreement by each Consenting Noteholder not to retain, or expect to receive from Bus, any cash payment in respect of that reduced debt obligation and (v) agreement from each Consenting Noteholder and Bus to use all powers and rights available to it to ensure that the Proceedings Steps are implemented as rapidly as reasonably practicable.

A.5                             The court rules on whether the Public Composition is approved.

A.6                             As part of the Public Composition, releases shall be given to third parties including the parties to the Restructuring Agreement and the Released Persons on the terms set out in the Restructuring Agreement.

B                                       Private Subscription

B.l                                  A Private Subscription will be used by Bus to implement the Restructuring either (i) immediately after the Proceedings Steps set out in paragraph A above have closed or (ii) on a stand alone basis, where at 1east 99% of holders of Subordinated Notes (or such lower number as may be agreed between Bus and the Ad Hoc Committee, each acting reasonably) have signed, or adhered under Clause 23 to, the Restructuring Agreement and the Restructuring is capable of being consummated out of court. In either instance, Bus shall convene a meeting to authorise the issue of 120,000 ordinary shares in Bus, each such share shall have a nominal value of SEK 100. The meeting can be convened by circulation of a Shareholder resolution and other relevant documents (the “Shareholder Documentation”) where no formal meeting is required.

B.2                               The Shareholder Documentation must be filed and registered promptly at the Swedish Companies’ Registration Office. The registration of the Shareholder Documentation usually takes up to 14 days.

B.3                               Within 24 hours of the Shareholder Documentation having been registered, Bus will issue 120,000 Restructuring Shares to Consenting Noteholders and Controlling Shareholders (or their nominated allottees) who have executed the Shareholders’ Agreement in agreed form. The allocation of the equity split will be 97.5% of the Restructuring Shares to the Consenting Noteholders (or their nominated allottees) and 2.5% of the Restructuring Shares in aggregate to the Controlling Shareholders (or their nominated allottees).

B.4                               Each Consenting Noteholder must surrender the Subordinated Notes which it owns (or the reduced debt obligation which it shall receive in place of its Subordinated Notes) as part of the Public Composition Proceedings referred to in paragraph A above) to the Restructuring Trustee as part of the Private Subscription process.

B.5                               Bus, through the Restructuring Trustee, shall deliver to the Controlling Shareholders and each Consenting Noteholder (or their nominated allottees), their entitlement to the Restructuring Shares, determined in accordance with the Restructuring Agreement and in the aggregate proportions set out in paragraph B.3 above, once those parties have signed the Shareholders’ Agreement.

SCHEDULE F

STEPS IN CONNECTION WITH IMPLEMENTATION OF CONSENT SOLICITATION
(THE “C/S”) AND THIRD PARTY TENDER OFFER (THE “T/O”)

Time	Event
Day 1	C/S and T/O shall commence simultaneously and shall be distributed together through the clearing systems

Days 1-20, Inclusive	C/S and T/O shall remain open and may not be withdrawn

Day 20 5:00 P.M. GMT	C/IS and T/O shall close simultaneously (“C/s Closing” and “T/O Closing”)

Not later than Day 23	Payment of the Consent Fee and the Tender Offer Price shall occur with respect to both C/S and T/O (“Settlement Date”)

SETTLEMENT DATE ORDER OF EVENTS

C/S		T/O

1.	Tabulation Agent determines how many consents have been provided and not withdrawn	1.	Tabulation Agent determines how many Senior Notes have been tendered and not withdrawn

2.	Nordic irrevocably deposits with the Trustee for the Senior Notes sufficient funds to pay the Consent Fee (as defined below) to all holders of Senior Notes from whom valid consents have been delivered and not withdrawn as at C/S Closing, and irrevocably instructs the Trustee for the Senior Notes to apply such funds to the payment of the Consent Fee to all holders of Senior Notes eligible to receive it	2.

Offerors irrevocably purchase from  all holders of Senior Notes who as at T/O Closing have tendered (and not withdrawn) their Senior Notes in response to the T/O, at the Tender Offer Price (as defined below)

3.	Tabulation Agent provides Clifford Chance with certificate as to the number of consents received

C/S		T/O

4.	Nordic executes amendments to the Senior Indenture (the “Senior Supplemental Indenture”) and instructs the Trustee under the Senior Indenture to do so

5.

Pre-effective period for Senior Supplemental Indenture: the Senior Supplemental Indenture (and the changes to be made pursuant thereto) will not take force and effect until after each of C/S Closing, T/O Closing, the Settlement Date, and the payment of both the Tender Offer Price and the Consent Fee to all holders of Senior Notes who are entitled to receive such payment, shall have occurred

6.	Pre-effective period ends upon closing and settlement of C/S and T/O

KEY TERMS

C/S		T/O

1.	Nordic shall ensure that T/O will be commenced simultaneously with issue of C/S	1.	Offerors shall ensure that C/S will be commenced simultaneously with issue of C/S

2.	Nordic shall be unconditionally obligated to commence and keep open for 20 U.S. business days	2.	Offerors shall be unconditionally obligated to commence and keep open for 20 U.S. business days

3.	Consents must be accompanied by an undertaking not to participate in the Change of Control Offer (holders of Senior Notes cannot consent without making undertakings)	3.

Subject only to C/S Closing having occurred (following the receipt of Requisite Consent), and market standard terms as to illegality, on the Settlement Date the Offerors shall be unconditionally obligated to pay the “Tender Offer Price”, which is (a) in the event that the Consent Fee has

C/S		T/O

been paid by Nordic in relation to the C/S, a price equivalent to the principal face amount of the Senior Notes plus any accrued and unpaid interest thereon up to the date of T/O Closing, or (b) in the event that the Consent Fee has not been paid by Nordic in relation to the C/S, a price equivalent to 104% of the principal face amount of the Senior Notes plus any accrued and unpaid interest thereon to the date of T/O Closing

4.	The fee for the consents (the “Consent Fee”) shall be €40 per €1,000 aggregate principal amount for in the Notes Purchase Agreement of Senior Notes with respect to which the consents are provided	4.	Nordic is unconditionally obligated to pay to the Offerors the fees provided for in the Notes Purchase Agreement

5.

C/S shall be conditional only upon receipt of consents from holders of Senior Notes representing at least a majority in aggregate principal amount of Senior Notes (“Requisite Consent”), and market standard terms as to legality

6.

The proposed amendments shall include a clause to the effect that all the amendments shall not take effect until after each of C/S Closing, T/O Closing, the Settlement Date, and the payment of both the Tender Offer Price and the Consent Fee to all holders of Senior Notes who are entitled to receive such payment, shall have occurred